HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

April 25, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 annual meeting of shareholders of Hooper Holmes, Inc., to be held on Wednesday, May 30, 2007, at our corporate headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey. The meeting will start at 11:00 a.m. EDT. At the meeting, you will be asked to:

•	elect three persons to the Company’s Board of Directors, each to serve for a three-year term or until his successor is elected and qualified;

•	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	approve the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan.

These matters are discussed in detail in the attached proxy statement. In addition, we will include a discussion of our operations. We hope you will be able to attend and participate in the meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As a shareholder of record, you may vote your shares by proxy card or in person at the meeting.

On behalf of our officers and directors, I wish to thank you for your continued support and interest in Hooper Holmes, Inc.

Sincerely,

Benjamin A. Currier
Chairman of the Board

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920
____________________________

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
to be held Wednesday, May 30, 2007
_______________________________

To:             Shareholders of Hooper Holmes, Inc., a New York corporation

Date:    Wednesday, May 30, 2007

Time:    11:00 a.m. EDT

Place:    Corporate Headquarters
            Hooper Holmes, Inc.
            170 Mt. Airy Road
            Basking Ridge, New Jersey 07920

    Items of Business:        1. To elect three persons to the Company’s Board of Directors, each to serve for a three-year term or until his successor is elected and qualified;

   2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

   3. To approve the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan.

  These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:     Our Board of Directors has fixed the close of business on April 13, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.
 .

Annual Report:    Our 2006 annual report to shareholders, which includes our annual report on Form 10-K for the 2006 fiscal year, is enclosed, though it is not part of this proxy solicitation.

It is important that your shares be represented and voted at the meeting. Shareholders of record may vote in one of two ways:

•	complete, sign, and return the enclosed proxy card; or

•	cast your ballot at the meeting.

Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date. If your shares are held in the name of a bank, broker or other holder of record, you should receive instructions to follow for your shares to be voted. Your proxy may be revoked at any time either before or at the annual meeting.

By Order of the Board of Directors

Robert William Jewett
Secretary

Basking Ridge, New Jersey
April 25, 2007

Please sign the enclosed proxy and return it promptly in the envelope enclosed which requires no postage if mailed in the United States.

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

PROXY STATEMENT
FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 30, 2007

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Hooper Holmes, Inc., a New York corporation (which we sometimes refer to as “Hooper Holmes,” the “Company,” “we,” “us” or “our”), is sending this proxy statement, proxy card and other proxy materials to you on or about April 25, 2007 in connection with our solicitation of proxies for use at the Company’s 2007 annual meeting of shareholders. The meeting is scheduled to take place at 11:00 a.m. EDT on Wednesday, May 30, 2007 at the Company’s headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and our most highly paid executive officers, and certain other required information.

Q: Who is paying for this solicitation?

A:
We are paying for the solicitation of proxies, including the cost of preparing, printing and mailing this proxy statement, the proxy card and any additional information furnished to shareholders in connection with the matters to be voted on at the annual meeting. We have engaged Georgeson, Inc. to solicit proxies for an estimated fee of $7,500.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others for forwarding to the beneficial owners. We will reimburse persons representing beneficial owners for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other of our employees for their services in soliciting proxies.

Q: What proposals will be voted on at the meeting?

A: There are three proposals scheduled to be voted on at the meeting:

- the election of three director nominees, each to serve on the Company’s Board of Directors for a three-year term or until his successor is elected and qualified;

-	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

-  the approval of the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the meeting.

Q: What shares owned by me can be voted?

A:
All shares of the Company’s common stock, $0.04 par value per share, owned by you as of the close of business on April 13, 2007, the record date for the determination of shareholders entitled to notice of, and the right to vote at, the meeting (the “Record Date”), may be voted by you. These shares include those:

1)	held directly in your name as the shareholder of record; and

2)	held for you as the beneficial owner through a stockbroker, bank or other nominee.

At the close of business on the Record Date, we had approximately 68,455,079 shares of common stock outstanding and entitled to vote. Each holder of record of shares of our common stock outstanding on the Record Date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the transfer agent on behalf of the Company. As the shareholder of record, you have the right to grant your proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and also are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card and return it to your broker or nominee so that you receive a legal proxy to present at the meeting.

Q: How can I vote my shares at the meeting?

A:
Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Shares beneficially owned may be voted by you if you receive and present at the meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the annual meeting, we recommend that you also return your completed proxy card so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

Q: How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote “FOR” each of the director nominees for the Board, “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and “FOR” approval of the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan.

Q: What is the quorum for the meeting?

A:
In accordance with the Company’s bylaws, the presence in person or by proxy of a majority of the shares of our common stock issued and outstanding and entitled to vote on the Record Date is required for a quorum at the annual meeting. All shares that are voted “FOR” or “AGAINST” any matter, votes that are “WITHHELD” for Board nominees, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The proposals to be voted upon at the annual meeting are considered routine matters.

If we do not have a quorum at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If, in accordance with our bylaws, a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

Q: How may I vote on the proposals to be voted on at the meeting?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the proposal regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and the proposal to approve the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Q:  What vote is required with respect to the matters before the shareholders at the annual meeting?

A:
Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote. The three nominees receiving the greatest number of votes cast will be elected. Accordingly, votes that are “WITHHELD” will not have an effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the proposal relating to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the proposal relating to the approval of the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan.

Under the laws of the State of New York, our state of incorporation, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to a vote. Although abstentions and broker non-votes are considered in determining the presence of a quorum, they will not be considered “votes cast” and, accordingly, will have no effect on the outcome of the vote on the proposals presented to the shareholders at the annual meeting.

All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting. This representative will separately tabulate affirmative and negative votes, abstentions and broker-non-votes. Registrar and Transfer Company has been appointed as the inspector of elections for the annual meeting.

Q: What if I return a proxy card but do not make specific choices with respect to the proposals?

A:
If you return a signed and dated proxy card without marking your voting selections, your shares will be voted “FOR” the election of each of the three nominees for director, “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and “FOR” the approval of the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan.

Q: Can I change my vote?

A:
You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by (i) completing and submitting a revised proxy that is properly signed and bears a later date, (ii) sending a properly signed written notice that you are revoking your proxy to Hooper Homes, Inc., 170 Mt. Airy Road, Basking Ridge, NJ 07920, Attention: Corporate Secretary, or (iii) attending the meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you have instructed a broker, trustee or other nominee to vote your shares, you should follow the directions received from your broker, trustee or other nominee to change those instructions.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: What do I need to do to attend the meeting?

A:
You may attend the meeting if you are listed as a shareholder of record as of the Record Date and bring proof of identification. If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of the Record Date or a legal proxy if you wish to vote your shares in person at the meeting. In addition to the items above, you should bring proof of identification.

Q: Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

Q: Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned to the Company and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except (1) as needed to permit the Company to tabulate and certify the vote, (2) as required by law, or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q: Can I vote on other matters?

A:
Our bylaws limit the matters presented at the annual meeting to those in the notice of the meeting and those otherwise properly brought before the meeting. We do not expect any other matter to come before the meeting. If any other matters are presented at the meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Annual Report to Shareholders

A copy of Hooper Holmes, Inc.’s annual report to shareholders, which includes its annual report on Form 10-K for the 2006 fiscal year, accompanies this proxy statement. Shareholders may also obtain, free of charge, a copy of the 2006 Form 10-K, without exhibits, by writing to Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, Attention: Corporate Secretary. The 2006 annual report on Form 10-K is also available through Hooper Holmes’ website at www.hooperholmes.com. The 2006 annual report on Form 10-K does not constitute proxy soliciting materials.

Householding

The rules of the Securities and Exchange Commission (SEC) allow delivery of a single proxy statement and annual report to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as the Company’s expenses. If your family has multiple accounts, you may have received a householding notification from your broker and, consequently, you may receive only one proxy statement and annual report. If you prefer to receive separate copies of the Company’s proxy statement or annual report, either now or in the future, the Company will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to the Company by mail at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, attention: Corporate Secretary, or by telephone at (908) 953-6314. If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact the Company at the same address or telephone number.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws provide that the members of our Board shall be divided into three classes, whose terms of office expire at different times in annual succession. Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of election.

The bylaws allow our Board to establish the number of directors from time to time by resolution passed by a majority vote of the whole Board, provided that the number of directors shall not be less than three or more than nine. Currently, our Board has nine members. Newly created directorships and any vacancies on the Board may be filled by the majority vote of all directors then in office.

Our Board has nominated three individuals for election as directors at this year’s annual meeting, each of whom has been recommended by the directors serving on the Governance and Nominating Committee of the Board, to hold office until our 2010 annual meeting of shareholders and until their successors are elected and qualified. Messrs. James D. Calver and Kenneth R. Rossano, two of the three nominees, are current members of the Board. In recommending the third nominee, Roy H. Bubbs, the Governance and Nominating Committee considered, among other things, his insurance industry experience and his marketing background, which the committee views as particularly valuable given the current composition of the Board and G. Earle Wight’s decision not to stand for re-election at the 2007 annual meeting of shareholders.

Each of the nominees has indicated a willingness to serve if elected. If, prior to the 2007 annual meeting, any of the nominees becomes unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominees and for any substitute nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. As of the mailing of these proxy materials, the Board knows of no reason why any of the director nominees would not be available to serve as a director.

Vote Required

A plurality of the votes cast is required to elect the nominees as directors. You may not cumulate your votes in the election of directors. The three nominees receiving the highest number of affirmative votes will be elected to the Board. You may withhold authority to vote for any or all nominees for directors.

The persons named as proxies in the enclosed proxy, who have been so designated by the Board, intend to vote “FOR” the election of each of the three nominees unless otherwise instructed in the proxy.

Our Board recommends that shareholders vote “FOR” the election of each of the nominees for director.

Information About Director Nominees and Other Directors

Information concerning the director nominees, as well as each of our current directors who, except for G. Earle Wight, who will be retiring from the Board of Directors at the 2007 annual meeting, will hold office following the 2007 annual meeting, is set forth below:

Director Nominees

Roy H. Bubbs
age 57 Since 2005,         Mr. Bubbs has been a self-employed consultant, developing strategic business and operational plans for new ventures for insurance companies and private investors. From 2000 until 2005, he was President of AXA Partners (formerly known as MONY Partners), a distributor of life insurance products to brokerage firms and brokerage general agents, based in Hartford, Connecticut. From 1996 until 2000, Mr. Bubbs was Vice President, US Individual Insurance Sales, for Manulife Financial in Boston, Massachusetts and held various positions with CIGNA Corporation in Hartford, Connecticut from 1972 until 1996.

James D. Calver
age 40, director since 2006     Mr. Calver has served as a director and as the Company’s President and Chief Executive Officer since January 16, 2006. Immediately prior to his joining the Company, he was engaged in private consulting. From March 2004 to June 2005, he served as Senior Vice President and Chief Marketing Officer of Human Resources and Investor Solutions at Mellon Financial Corporation. From August 2002 to March 2004, he was Vice President of Consulting and Benchmarking at Gartner, Inc. From April 2001 to August 2002, he served as President and Chief Executive Officer of XOSOFT. From 1997 to April 2001 he served as President of Small Business Solutions and Vice President of Corporate Business Development at GE Capital.

Kenneth R. Rossano
age 72, director since 1967     Mr. Rossano is a private investor and consultant to Cassidy & Associates and to Korn/Ferry International in Boston, Massachusetts. From 1992 to 1999, he was a Senior Vice President of Cassidy & Associates in Boston, Massachusetts. Mr. Rossano serves on the Audit Committee and the Compensation Committee of our Board of Directors. Mr. Rossano is a director of Active International, Inc. and Chairman of Gibbs College, located in Boston, Massachusetts.

Directors whose Terms Expire at the Annual Meeting of Shareholders in 2008

Benjamin A. Currier
age 73, director since 1996     Mr. Currier was Senior Vice President of Operations for Security Life of Denver Insurance Company, a subsidiary of ING/Barings, in Denver, Colorado prior to his retirement in 1997. He serves as the Chairman of our Board of Directors. From August 24, 2005 until January 16, 2006, Mr. Currier served as our Chief Executive Officer on an interim basis and from September 2004 until August 24, 2005, he served as Lead Director. Following his ceasing to serve as interim Chief Executive Officer, Mr. Currier became the Chair of the Governance and Nominating Committee of the Board, as well as a member of the Compensation Committee.

John W. Remshard
age 60, director since 2006     Mr. Remshard was elected as a director by the other members of the Board on July 27, 2006, following Dr. Leslie Hudson’s stepping down from the Board. From 1996 until his retirement in 2006, Mr. Remshard served as the Senior Vice President and Chief Financial Officer of Wellchoice, a New York state health insurer. From 1978 to 1995, he served as Vice President and Assistant General Auditor for Cigna Corporation, a global provider of health care and related benefits. Mr. Remshard is a certified public accountant and is the Chair of the Audit Committee of our Board.

Dr. Elaine L. Rigolosi
age 62, director since 1989     Dr. Rigolosi, Ed.D, J.D., is Professor of Education, Department of Organization and Leadership, Teachers College, Columbia University. She has been associated with Columbia University since 1976, and has maintained a private consulting practice in management for health care organizations since 1974. Dr. Rigolosi is the Chair of the Compensation Committee and a member of the Governance and Nominating Committee of our Board of Directors.

Directors whose Terms Expire at the Annual Meeting of Shareholders in 2009

Quentin J. Kennedy
age 73, director since 1991     At the time of his retirement in 1996, Mr. Kennedy was Executive Vice President, Secretary, Treasurer and a director of Federal Paper Board Company, a manufacturer of recycled and bleached paperboard, based in Montvale, New Jersey. Mr. Kennedy is a member of the Audit Committee and the Governance and Nominating Committee of our Board of Directors.

Paul W. Kolacki
age 65, director since 2005     Mr. Kolacki was elected as a director by the other members of the Board on August 24, 2005 and re-elected by our shareholders at the 2006 annual meeting of shareholders. Mr. Kolacki served as Executive Vice President and Chief Operating Officer of the Company from 1991 through 2000, at which time he retired after 35 years of service with the Company. Since his retirement, Mr. Kolacki has performed consulting services for the Company. The Company terminated the consulting arrangement with Mr. Kolacki, effective as of March 31, 2007. Mr. Kolacki is a member of the Strategic Oversight Committee of our Board of Directors.

Roy E. Lowrance
age 56, director since 2005     Mr. Lowrance was elected as a director by the other members of the Board on March 2, 2005 and re-elected by our shareholders at the 2006 annual meeting of shareholders. Mr. Lowrance has served as the Chief Technology Officer for Reuters, a global information company, since February 2006. From 2002 to 2005, Mr. Lowrance served as the Chief Technology Officer and Chief Architect for Capital One Financial Corporation, a global financial services provider. From 2000 to 2002, Mr. Lowrance served as a vice president, director and partner of Boston Consulting Group. Mr. Lowrance is the Chair of the Strategic Oversight Committee and a member of the Audit Committee of our Board of Directors.

Retiring Director
G. Earle Wight, age 73, has served as a member of our Board of Directors since 1966. Mr. Wight served as a Senior Vice President of the Company from 1985 until his retirement in 2002. He is a member of the Board’s Strategic Oversight Committee. Mr. Wight’s term of office expires as of this year’s annual meeting of shareholders and he has advised the Board that he does not wish to stand for re-election to our Board of Directors. The other members of the Board thank him for his many years of service as an officer and director of the Company

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

Hooper Holmes’ common stock is listed on the American Stock Exchange, which is referred to in this proxy statement as the AMEX. The AMEX Company Guide requires that at least a majority of the members of our Board be “independent directors” within the meaning of the listing standards of the AMEX. To be an “independent director,” a director must not have a material relationship with Hooper Holmes, either directly or as a partner, shareholder or officer of an organization that has a relationship with Hooper Holmes, which would interfere with the exercise of independent judgment.

In making a determination as to whether a director is an “independent director,” the Board considers all relevant facts and circumstances and applies the following standards that are set forth in the listing standards of the AMEX:

•
A director who is employed by the Company or any of its affiliates, other than as an interim chairperson or chief executive officer, is not independent until three years after the end of such person’s employment.

•
A director whose “immediate family member” (which would include a person’s spouse, either of the director’s parents, any of the director’s children, siblings or in-laws, and anyone who shares the director’s home) is an executive officer of the Company or any of its affiliates is not independent until three years after the end of the employment as an executive officer.

•
A director who receives, or whose immediate family member receives, during any period of 12 consecutive months, more than $60,000 in payments from the Company or any of its affiliates, other than any of the following:

•	compensation for Board or Board committee service;

•	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company or any subsidiary of the Company; or

•	benefits under a tax-qualified retirement plan or non-discriminatory compensation is not independent until three years after his or her (or the immediate family member’s) receipt of such payments.

•
A director who is, or whose immediate family member is, a partner in, or a controlling shareholder or owner of, or an executive officer of, any organization (including a charitable organization) or entity to which the Company (or any Company subsidiary) made, or from which the Company (or any Company subsidiary) received, payments for property or services in the Company’s current fiscal year or any of the past three fiscal years that exceeded in such year the greater of (A) 5% of the recipient organization’s or entity’s consolidated gross revenues for that year or (B) $200,000, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.

•
A director who is, or whose immediate family member is, employed as an executive officer of another entity for which any of the Company’s present executive officers serves (or have served) on the compensation committee of the board of directors of that other entity at any time during the most recent three fiscal years is not independent until three years after the end of such employment as an executive officer.

•	A director who is, or whose immediate family member is, a partner or employee of the Company’s outside auditing firm is not independent.

•
A director who was, or whose immediate family member was, a partner or employee of the Company’s outside auditing firm and, in such capacity, worked on the Company’s audit at any time during the most recent three fiscal years is not independent until three years after the end of the employment or other relationship with such auditing firm.

The Board has affirmatively determined that each of the members of the Board other than James D. Calver, the Company’s President and Chief Executive Officer, and Paul W. Kolacki (who was engaged as a consultant to the Company from the time of his retirement in March 2000 until March 2007) is, as of the date of this proxy statement, an “independent director” within the meaning of the listing standards of the AMEX.

Consistent with the requirements of the SEC, the AMEX and general corporate “best practices” proposals, our Board of Directors intends to review all relevant transactions or relationships between each director and the Company, our senior management and our independent auditors. During this review, the Board will consider whether there are any transactions or relationships between directors or any of their immediate family members (or any entity of which a director or his or her immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The Board intends to consult with the Company’s corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independence,” including those set forth in the pertinent AMEX listing standards, as in effect from time to time.

Director Attendance at Annual Meetings of Our Shareholders

Directors’ attendance at annual meetings of our shareholders can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. We encourage, but do not require, our directors to attend the annual meetings of our shareholders. All of our directors at the time of our 2006 annual meeting of our shareholders attended that meeting.

Board and Board Committee Meetings

During the year ended December 31, 2006, our Board held six regular meetings and one special meeting, in addition to taking other actions by unanimous written consent in lieu of a meeting. Each Board member attended more than 75% of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2006.

Board Committees

The Board of Directors currently has the following standing committees:

•	Audit Committee
•	Compensation Committee
•	Governance and Nominating Committee
•	Strategic Oversight Committee

Each of these committees has a written charter approved by the Board. These charters are posted on our website at www.hooperholmes.com.

The members of the committees (including the chair of each committee) are identified in the following table:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee	Strategic Oversight Committee
James D. Calver
Benjamin A. Currier		X	Chair
Quentin J. Kennedy	X		X
Paul W. Kolacki				X
Roy E. Lowrance	X			Chair
John W. Remshard	Chair
Dr. Elaine Rigolosi		Chair	X
Kenneth R. Rossano	X	X
G. Earle Wight				X

Audit Committee

As specified in the Audit Committee’s charter, the Audit Committee was established to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;

•	monitoring the independence and performance of the Company’s independent registered public accounting firm; and

•	providing an avenue of communication among the independent registered public accounting firm, management and the Board.

The Audit Committee is currently comprised of four members, each of whom satisfies the independence standards specified in Section 121A of the AMEX Company Guide and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that John W. Remshard, the committee’s chair, and Quentin J. Kennedy each qualify as an “audit committee financial expert” as defined by SEC rules.  The designation of Messrs. Remshard and Kennedy as audit committee financial experts does not impose on either of them any duties, obligations or liabilities that are greater than the duties, obligations or liabilities imposed on them as members of the Audit Committee and the Board of Directors in the absence of such designation or identification.

The Audit Committee charter provides that the committee’s responsibilities and duties are:

•
oversight of the Company’s internal controls, which encompasses: the annual review of the budget of the internal audit function, its staffing, audit plan, and material findings of internal audit reviews and management’s response; assessment of the effectiveness of or weaknesses in the Company’s internal controls, which entails obtaining from the independent registered public accounting firm its recommendations regarding the Company’s internal controls; review of the appointment and performance of the senior internal auditor, and the activities, organizational structure and qualifications of the persons responsible for the internal audit function;

•
the evaluation of the performance and independence of the independent registered public accounting firm, which encompasses: conferring with the independent registered public accounting firm concerning the scope of its examinations of the Company’s books and records; review of the scope, plan and procedures to be used on the annual audit; review of the results of the annual audit and interim financial reviews performed by the independent registered public accounting firm; inquiring into accounting adjustments that were noted or proposed by the independent registered public accounting firm but were passed as immaterial or otherwise; the review, at least annually, of a report by the independent registered public accounting firm as to the independent registered public accounting firm’s internal quality control procedures; and pre-approval of the fees for all audit and other services performed by the independent registered public accounting firm;

•
the review of the Company’s annual audited and interim financial statements, which encompasses: the review of significant estimates and judgments underlying such financial statements, all critical accounting policies, major changes to the Company’s accounting principles and practices and material questions of choice with respect to such principles and practices; review of earnings press releases; review of related party transactions and other matters relating to the financial affairs of the Company and its accounts; and

•	the review of the Company’s compliance with laws, regulations and policies.

The Audit Committee met ten times in fiscal 2006, four times in a meeting and six times by teleconference. See the “Report of the Audit Committee” elsewhere in this proxy statement for more information.

  Governance and Nominating Committee

The Governance and Nominating Committee’s principal purposes are to:

•	recommend to the Board principles for governance of the Company;

•	oversee the evaluation of the Board and management;

•	recommend to the Board persons to be nominated for election as directors; and

•	assign Board members to Board committees.

The charter of the Governance and Nominating Committee provides that the committee is to have such number of directors as determined by the Board. Except as otherwise permitted, each of the committee members is to be an “independent director” as defined by applicable AMEX listing standards. The Governance and Nominating Committee has three members, each of whom is independent under the AMEX listing standards.

  Under applicable AMEX listing requirements, at least a majority of the members of the Board must meet the definition of “independent director” set forth in such listing requirements. The Governance and Nominating Committee believes it appropriate for one or more key members of the Company’s management to participate as members of the Board. The Governance and Nominating Committee also believes that it is preferable that at least one member of the Board meet the criteria for an “audit committee financial expert” as defined by SEC rules.

The Governance and Nominating Committee’s goal is to assemble a Board that brings to the Company a diversity of experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They should have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available, in the judgment of the Governance and Nominating Committee, to perform all Board and committee responsibilities. They must have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Members of the Board are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, in the best interests of the Company and its shareholders.

Candidates for director nominees are evaluated by the Governance and Nominating Committee in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s shareholders. The Governance and Nominating Committee uses its network of contacts to compile a list of potential candidates and may also engage, if it deems appropriate, a professional search firm and, in such case, pay that firm a fee for its assistance in identifying or evaluating director candidates. In the case of new director candidates, the Governance and Nominating Committee will seek to determine whether the nominee is independent under applicable AMEX listing standards, SEC rules and regulations and with the advice of counsel, if necessary. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and whether there are any relationships and transactions that might impair such directors’ independence. The Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee or nominees for recommendation to the Board by majority vote.

As set forth in the Governance and Nominating Committee’s charter, the Governance and Nominating Committee will evaluate any candidates recommended by shareholders in accordance with the above procedures and against the same criteria applicable to the evaluation of candidates proposed by directors or management.

The Governance and Nominating Committee met a total of eight times in fiscal 2006, six times in a meeting and twice by teleconference.

Compensation Committee

The Compensation Committee currently consists of three members of the Board, each of whom is an “independent director” as defined by applicable AMEX listing standards.

In accordance with the Compensation Committee’s charter, the committee, among other matters, annually reviews and recommends to the Board the compensation of the Chief Executive Officer of the Company and, based in part upon his recommendation, approves the compensation of the other members of the senior management of the Company. The committee also administers the Company’s stock option plans and determines the amount and terms of the options granted under the plans. The committee also administers the 2004 Employee Stock Purchase Plan. In overseeing these plans, the Compensation Committee has the sole authority for day-to-day administration and interpretation of the plans.
The Compensation Committee has the authority to engage outside advisors to assist the committee in the performance of its duties; the committee may not delegate this authority to others. A discussion of the Compensation Committee’s primary processes for establishing and overseeing executive compensation, including the role of executive officers in determining or recommending executive compensation and the role of external compensation consultants, can be found under the caption “Executive Compensation - Compensation Discussion and Analysis” located elsewhere in this proxy statement.

The Compensation Committee periodically reviews and recommends to the Board the compensation for the Company’s non-employee directors. Information regarding director compensation amounts paid in 2006 can be found in the Director Compensation Table located in the discussion below under the caption “Compensation of Directors.” The

Compensation Committee and our Board believe that (i) non-employee director compensation should fairly compensate directors for work required in a company of our size and scope, (ii) such compensation should align such directors’ interests with the long-term interests of our shareholders, and (iii) the structure of director compensation should be simple, transparent and easy for shareholders to understand.

The Compensation Committee met eight times in fiscal 2006, six times in a meeting and twice by teleconference.

Strategic Oversight Committee

The Strategic Oversight Committee was formed in 2005. The Strategic Oversight Committee’s purpose is to make recommendations to the Board with respect to the Company’s long-term strategy, business objectives and strategic plans. The committee oversees management’s preparation of strategic plans and long-term objectives for the Company, and monitors the Company’s progress toward those objectives. Members of the Strategic Oversight Committee review and make contributions to management’s individual strategies, tactics and implementation plans. The Strategic Oversight Committee is currently comprised of three members.

The Strategic Oversight Committee met seven times in 2006, five times in a meeting and twice by teleconference.

Code of Conduct and Ethics

Hooper Holmes is committed to sound principles of corporate governance that promote honest, responsible and ethical business practices. The Company’s corporate governance policies and practices are actively reviewed and evaluated by the Board of Directors and the Governance and Nominating Committee of the Board.

Hooper Holmes has adopted a Code of Conduct and Ethics to provide standards for ethical conduct in dealing with agents, customers, suppliers, political entities and others. The Code of Conduct and Ethics applies to all of our directors, officers and employees (and those of our subsidiaries), including our Chief Executive Officer, Chief Financial Officer and Controller. Our Code of Conduct and Ethics is posted on our website at www.hooperholmes.com. A printed copy of our Code of Conduct and Ethics is also available to shareholders upon written request directed to our Corporate Secretary at the following address: Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

Contacting Our Board

Shareholders and other interested persons may communicate in writing with our Board, any of its committees, or a particular director by sending written communications to the Corporate Secretary of the Company at 170 Mt. Airy Rd., Basking Ridge, New Jersey 07920. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all of the members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters

We have adopted policies on the reporting of concerns to our Audit Committee regarding any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls or auditing matters, or misconduct. Any person who has a concern regarding any misconduct by any Company employee, including any executive officer, or any agent of the Company, may submit that concern to: Hooper Holmes, Inc., Attention: Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920. Employees may communicate all concerns regarding any misconduct to our General Counsel and/or the Audit Committee on a confidential and anonymous basis through the Company’s “whistleblower” hotline, the compliance communication phone number established by the Company: 1-800-713-8332. Any communication received through the toll-free number is promptly reported to the Company’s General Counsel, as well as other appropriate persons within the Company.

COMPENSATION OF DIRECTORS

The Company compensates only those directors who are not current employees of the Company for service on the Board. The current schedule of compensation for each of the Company’s non-employee directors is reflected in the table below.

Nature of Director Compensation	Amount
Annual Board Retainer:(1)
Non-Executive Chair of the Board	$40,000
Non-Executive Chair Additional Retainer (2006 and 2007)(2)	$35,000
Other Non-Employee Directors	$20,000
Annual Committee Retainer:(1)
Audit Committee Chair	$12,000
Other Committee Chairs	$ 8,000
Audit Committee Members	$ 8,000
Other Committee Members	$ 6,000
Fees for Board Meetings/Teleconferences Attended:
Regular or Special Meetings	$ 2,500 per meeting
Teleconferences	$1,500 per teleconference
Fees for Committee Meetings Attended:
Regular or Special Meetings	$ 1,500 per meeting
Teleconferences	$750 per teleconference
Annual Restricted Stock Grant:
Non-Executive Chair of the Board(3)	10,000 shares
Other Non-Employee Directors(3)	5,000 shares

(1)
The annual Board and Board committee retainers are paid in installments on a quarterly basis. If a director is a member of the Board or a Board committee for less than the full year, he or she receives quarterly installments of the annual Board and Board committee retainers only for the quarterly periods in which he or she serves on the Board or the applicable Board committee(s).

(2)
The Board adopted resolutions at a meeting held on July 27, 2006 providing that, for the years 2006 and 2007, the non-executive chair of the Board is to receive a retainer of $35,000 per year as compensation for the additional time and effort required of the non-executive chair during the Company’s restructuring phase.

(3)
Effective as of January 1, 2005, the Board adopted resolutions providing for the automatic grant to each non-employee director, on an annual basis, of 5,000 shares of the Company’s common stock. However, no stock grants were made in 2006 because the Company had not sought or obtained the required shareholder approval for such grants. The Board adopted resolutions at a meeting held on July 27, 2006 providing that, on an annual basis, the non-executive chair of the Board shall receive two times the annual equity paid to other non-employee directors, beginning as of January 1, 2006.

In addition to the fees and other compensation reflected in the above table, all directors are reimbursed for their out-of-pocket expenses incurred in attending Board and Board committee meetings.

Director Compensation Table

The following table shows total compensation awarded to, earned by or paid to each non-employee director during 2006 other than Benjamin A. Currier. Mr. Currier served as our interim Chief Executive Officer during the first 16 days of 2006 and, consequently, the total compensation awarded to or earned by Mr. Currier in 2006 is reflected in the Summary Compensation Table included under the caption “COMPENSATION OF EXECUTIVE OFFICERS - Summary Compensation Table” located elsewhere in this proxy statement.

Name	Fees Earned or Paid in Cash ____($)____		Option Awards ____($)____		All Other Compensation ____($)____		Total ____($)____
Dr. Leslie Hudson(1)	$44,900	(2)	--		--		$44,900
Quentin J. Kennedy	$82,500		--		--		$82,500
Paul W. Kolacki	$69,900	(2)	--		$70,000	(3)	$139,900
Roy E. Lowrance	$81,400	(2)	--		--		$81,400
John W. Remshard	$24,500		$3,146	(4)	--		$27,646
Dr. Elaine Rigolosi	$90,667		--		--		$90,667
Kenneth R. Rossano	$69,500		--		--		$69,500
G. Earle Wight	$54,750		--		--		$54,750

(1)	Dr. Hudson resigned from the Board effective as of May 23, 2006.

(2)
In accordance with a resolution of the Board dated January 28, 2003, each non-employee director of the Board serving in such capacity as of that date received, as additional compensation for service on the Board, 5,000 shares of the Company’s common stock, on an annual basis, for each of 2003, 2004 and 2005, such grants to occur on January 31, 2003, 2004 and 2005, respectively. Each non-employee director in office on January 31, 2005 received such a grant for 2005. However, at the time Dr. Leslie Hudson and Messrs. Paul Kolacki and Roy Lowrance were elected or appointed to the Board later in the year in 2005, the Board could not make such grants in the absence of shareholder approval. As a result, they did not receive any shares of restricted stock for their Board service in 2005. On January 31, 2006, the Board of Directors determined that each of them should receive, for their Board service in 2005, the cash value of 5,000 shares of our common stock to which they were otherwise entitled under the schedule of compensation for non-employee directors, with the cash value of such shares being computed on the basis of the closing price of our common stock on the second business day following the day on which the Company filed with the SEC the Company’s 2005 annual report on Form 10-K. The Company filed its 2005 10-K on May 2, 2006. The dollar amount received by each of Dr. Hudson, Mr. Kolacki and Mr. Lowrance was $15,900.

(3)	Represents the fees earned by Mr. Kolacki for consulting services rendered to the Company in 2006.

(4)
Upon his appointment to the Board on July 27, 2006, Mr. Remshard received a one-time grant of an option to purchase 25,000 shares of the Company’s common stock under the Company’s 1997 Director Stock Option Plan (described elsewhere in this proxy statement). The figure in the table represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”). In calculating the dollar amount of the award, an estimate of forfeitures related to vesting conditions has been disregarded. For a complete description of the assumptions made in our valuation of option awards, please refer to Note 4 to the Company’s consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006.

Director and Officer Indemnification

The Company has entered into supplemental indemnity agreements with each of its directors and executive officers. The indemnity agreements require the Company to indemnify each such person for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as a director or officer of the Company. If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information available to us as of April 13, 2007, regarding the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers listed in the Summary Compensation Table located elsewhere in this proxy statement, and (iv) all of our directors and executive officers as a group.

The information in the table has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC’s rules, a person is deemed to own beneficially all securities as to which that person owns or shares voting or dispositive power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. If two or more persons share voting or dispositive power with respect to specific securities, all of such persons may be deemed to be the beneficial owner of such securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth in certain of the footnotes to the table.

Except as otherwise noted, the number of shares owned and percentage ownership in the following table is based on 68,455,079 shares of common stock outstanding on April 13, 2007. The address of each director and director nominee, and each executive officer, listed in the table is c/o Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding

5% Stockholders:
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	7,122,870 (1)	10.4%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	7,036,488(2)	10.3%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	5,544,975(3)	8.1%
Putnam, LLC d/b/a Putnam Investments One Post Office Square Boston, MA 02109	5,273,820(4)	7.7%
Heartland Advisors, Inc. and William J. Nasgowitz 789 North Water Street Milwaukee, WI 53202	3,492,000(5)	5.1%
J. Carlo Cannell Cannell Capital, LLC P.O. Box 3459 240 E. Deloney Avenue Jackson, WY 83001	3,411,300(5)	5.0%
Directors/Director Nominees:
Roy H. Bubbs	--	*
James D. Calver	16,000	*
Benjamin A. Currier	76,721	*
Quentin J. Kennedy	253,000	*
Paul W. Kolacki	17,400(7), (8)	*
Roy E. Lowrance	12,600(8)	*
John W. Remshard	--	*
Dr. Elaine L. Rigolosi	183,400(9)	*
Kenneth R. Rossano	1,754,424(10)	2.6%
G. Earle Wight	413,004(8), (11)	*

Named Executive Officers (excluding any Executive Officer who is also a Director):
Christopher J. Behling	--	*
Robert W. Jewett	164,500(8), (12)	*
Ronald J. Levesque	114,102 (8)	*
Joseph A. Marone, Jr.	182,480(8)	*
Michael J. Shea	--	*
John L. Spenser(13)	79,000(8)	*
Burt R. Wolder	--	*

All Directors and Executive Officers as a Group (15 persons)(14)	3,187,631	4.7%
__________

* Represents less than one percent of the outstanding shares of our common stock.

(1)	Royce & Associates, LLC filed an amended Schedule 13G on January 22, 2007, disclosing that it has sole voting power and sole dispositive power with respect to all of these shares.

(2)
Wells Fargo & Company filed an amended Schedule 13G, on behalf of itself and certain of its subsidiaries (specifically, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Bank, National Association), on February 7, 2007, disclosing that Wells Fargo & Company has sole voting power with respect to 5,993,388 shares and sole dispositive power with respect to 7,036,438 shares. The amended Schedule 13G indicates that Wells Capital Management Incorporated has sole voting power with respect to 2,632,100 shares and sole dispositive power with respect to 7,036,438 shares.

(3)
Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) filed an amended Schedule 13G on February 9, 2007, disclosing that it has sole voting power and sole dispositive power with respect to all of these shares, but disclaims beneficial ownership of such shares.

(4)
Putnam, LLC d/b/a Putnam Investments, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., filed an amended Schedule 13G on February 13, 2007, disclosing that Putnam, LLC, through two of its subsidiaries, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, beneficially own an aggregate of 5,273,820 shares of our common stock. The amended Schedule 13G indicates that Putnam Investment Management, LLC has shared dispositive power with respect to 3,438,130 shares, and that The Putnam Advisory Company, LLC has shared voting power with respect to 972,890 shares and shared dispositive power with respect to 1,835,690 shares.

(5)
Heartland Advisors, Inc. and William J. Nasgovitz, who is identified as the president and principal shareholder of Heartland Advisors, Inc. filed a Schedule 13G on February 12, 2007, disclosing that they have shared voting power with repsect to 3,482,900 shares and shared dispositive poswer with respect to 3,492,900 shares. The Schedule 13G indicates that Heartland Advisors, Inc. and Mr. Nasgowitz each disclaim beneficial ownership of these shares

(6)
J. Carlo Cannell, identified as the controlling member of Cannell Capital, LLC, filed a Schedule 13G on January 30, 2007, disclosing that as of January 19, 2006, he and Cannell Capital, LLC have sole voting power and sole dispositive power with respect to all of these shares. The Schedule 13G indicates that the shares are owned by various funds: (i) The Cuttyhunk Fund (0 shares), for which Cannell Capital, LLC acts as the investment sub-adviser; (ii) Anagada Master Fund Limited (971,000 shares), for which Cannell Capital, LLC acts as investment adviser; (iii) TE Cannell Portfolio, Ltd. (957,100 shares), for which Cannell Capital, LLC acts as investment adviser; (iv) Tonga Partners, L.P. (1,483,200 shares), for which Cannell Capital, LLC is the general partner and investment adviser; and (v) Kauai Partners, L.P. (0 shares), for which Cannell Capital, LLC is the general partner and investment adviser.

(7)	Includes 12,400 shares held by Mr. Kolacki and his spouse, Sandra, as joint tenants.

(8)	Includes shares that the individuals listed in the table for which this footnote pertains have the right to acquire within 60 days after April 13, 2007 upon exercise of outstanding options as follows:

Name of Individual	Number of Shares
Paul W. Kolacki	5,000
Roy E. Lowrance	10,000
G. Earle Wight	5,000
Robert W. Jewett	161,000
Ronald J. Levesque	109,500
Joseph A. Marone, Jr.	162,000
John L. Spenser	75,000

(9)	Includes 3,600 shares held by Dr. Rigolosi’s spouse, Robert.

(10)
Includes 222,976 shares held by Mr. Rossano’s spouse, Cynthia, 1,224,352 shares held by The Cynthia W. Rossano 1991 Trust, of which Mr. and Mrs. Rossano are trustees with sole voting power and sole dispositive power, and 228,248 shares held by the Kenneth Rossano 1991 Trust, of which Mr. Rossano is a trustee with sole voting power and sole dispositive power.

(11)	Includes 345,460 shares held by 874367 Ontario, Inc., a corporation of which Mr. Wight and his spouse, Sonia, are the controlling shareholders.

(12)	Includes 1,000 shares held by Mr. Jewett and his spouse, Sheila, as joint tenants.

(13)	Mr. Spenser ceased to be an executive officer of the Company on November 2, 2006.

(14)	Includes shares which certain of the individuals listed in the table have the right to acquire within 60 days after April 13, 2007 upon exercise of outstanding options. See footnote (8) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and the beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company. Directors, executive officers and such beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a). The Company has historically undertaken to make such filings on behalf of its directors and executive officers.

To our knowledge, based solely on our review of the copies of such reports (and amendments to such reports) furnished to us and certain written representations made by the Company’s directors and executive officers, we are not aware of any required Section 16(a) reports that were not filed on a timely basis with respect to the fiscal year ended December 31, 2006.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. KPMG LLP (and its predecessors) has served as the Company’s auditors since 1980. Services provided to the Company by KPMG LLP during 2006 are described below under “FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

In accordance with the Audit Committee’s charter, the Board has directed management to submit the appointment of the independent registered public accounting firm for ratification by our shareholders at the annual meeting. Although ratification of this appointment by our shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by an independent registered public accounting firm in maintaining the integrity of the Company’s accounting controls and financial reporting. Notwithstanding its appointment, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of KPMG LLP, the Audit Committee may reconsider its appointment.

Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Vote Required

Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2007 requires the affirmative vote of the majority of the votes cast at the annual meeting.

The Board recommends that shareholders vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the quality and integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on our website at www.hooperholmes.com. As of the date of this proxy statement, the Audit Committee is comprised of four directors, each of whom the Board has determined to be independent within the meaning of rules adopted by the SEC and the listing standards of the AMEX.

Our management has responsibility for preparing our consolidated financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board, and for issuing reports on the results of their audits.

In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has met with management and KPMG LLP, and reviewed and discussed with them the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2006.

2.
The Audit Committee has discussed and reviewed with KPMG LLP the matters required by generally accepted accounting principles, including those described in Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”) and, with and without management present, discussed and reviewed the results of KPMG LLP’s examination of the consolidated financial statements

3.
The Audit Committee has obtained from KPMG LLP a formal written statement describing all relationships between KPMG LLP and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified and supplemented, discussed with KPMG LLP any relationships that may impact their objectivity and independence and satisfied itself as to their independence. The Audit Committee reviewed, with KPMG LLP and management, the audit plan, audit scope and identification of audit risks.

4.
Based upon the review and discussions described in the preceding paragraphs 1 through 3 above, and the Audit Committee’s review of the representations of management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Date: April 25, 2007

/s/ John W. Remshard
Committee Chair

/s/ Quentin J. Kennedy
Committee Member

/s/ Roy E. Lowrance
Committee Member

/s/ Kenneth R. Rossano
Committee Member

The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2006 and 2005, and fees for other services rendered by KPMG LLP during those periods.

Type of Fees	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Audit Fees(1)	$1,291,000	$1,257,000
Audit-Related Fees(2)	$28,000	$113,000
Total Audit and Audit-Related Fees	$1,319,000	$1,370,000
Tax Fees(3)	$216,000	$214,000
Total Fees	$1,535,000	$1,584,000

(1)
Audit fees in each of 2006 and 2005 include the worldwide integrated audit (including the U.S. and U.K.) of the Company’s consolidated financial statements and audit of internal control over financial reporting, reviews of quarterly financial statements, and separate statutory audits in the United Kingdom.

(2)
Audit-related fees in 2006 consist of fees related to due diligence associated with an acquisition. In 2005, audit-related fees consist of employee benefit plan audits and fees related to acquisition due diligence.

(3)	Tax fees in each of 2006 and 2005 consist of fees for tax compliance and related advisory services.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, in accordance with its charter, reviews and pre-approves all audit and permissible non-audit services provided by KPMG LLP, the Company’s independent registered public accounting firm, and the related fees, prior to the Company’s engagement of KPMG LLP to provide such services. By resolution of the committee, the chair of the committee may approve dollar amounts in excess of the fees established in such resolution(s), subject to ratification by the full committee at its next regular meeting. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. All services being provided by the independent registered public accounting firm are regularly reviewed. For 2006, all audit and non-audit services provided by KPMG LLP were approved in advance by the Audit Committee.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG LLP’s independence and has determined that such services are compatible with maintaining KPMG LLP’s independence.

PROPOSAL NO. 3
APPROVAL OF THE HOOPER HOLMES, INC. 2007 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Our Board of Directors has adopted the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan (the “2007 Plan”) upon the recommendation of the Compensation Committee and recommends that shareholders approve the 2007 Plan at the annual meeting.

The 2007 Plan provides for the automatic grant, on an annual basis, of:

•
in the case of each non-employee member of our Board of Directors other than the non-executive chair of the Board (or the Lead Director, if there is no non-executive chair of the Board), 5,000 shares of our common stock; and

•	in the case of the non-executive chair of the Board (or the lead director, if there is no non-executive chair of the Board), 10,000 shares of our common stock.

Such automatic grants will be made on June 1, 2007 and on June 1 of each year thereafter during the ten-year duration of the 2007 Plan.

The 2007 Plan also provides for the Board’s grant of a number of shares of our common stock to any non-employee director who is first elected to the Board after the date the 2007 Plan is approved by our shareholders, which will be the date the 2007 Plan becomes effective. The number of restricted shares to be awarded under such circumstances will be determined by the Board, after consideration of the recommendation of the Compensation Committee.

If shareholders do not approve the 2007 Plan at the 2007 annual meeting of shareholders, the 2007 Plan shall be deemed null and void immediately following the meeting, in which case no grants of shares of our common stock will be made under the 2007 Plan.

The following summary of other material terms of the 2007 Plan is qualified in its entirety by the full text of the 2007 Plan, which appears as Appendix A to this proxy statement.

Summary Description of the 2007 Plan

Purpose of the Plan

Our Board believes that the 2007 Plan, if adopted by our shareholders, will further the following objectives:

•
enhance the identification of our non-employee directors with the interests of our shareholders by including an equity component to the compensation of such directors that will serve to increase such directors’ stock ownership and proprietary interest in the Company;

•	help us attract qualified non-employee director candidates by providing a means of compensating such directors in a form other than cash; and

•	induce incumbent non-employee directors to continue to serve on the Board if the Board and our shareholders desire that they remain on the Board.

With respect to the first of these objectives, the Compensation Committee and the Board have taken into consideration the terms of the 2007 Plan, which preclude a non-employee director’s sale or transfer of any shares awarded under the plan until the later of (i) the non-employee director’s ceasing to serve on the Board, or (ii) the fourth anniversary of the date such director first became a member of the Board. For more information, see the text under the caption “Nature of Restrictions” below.

Shares Available for Issuance under the 2007 Plan

The aggregate number of shares of our common stock that may be awarded under the 2007 Plan is 600,000 shares, representing less than 1% of the total number of shares of common stock outstanding as of April 13, 2007. The number of shares of our common stock available to be awarded under the 2007 Plan will be subject to adjustment in the event of a recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution or other similar corporate transaction or event affecting the Company.

Shares of our common stock awarded under the 2007 Plan may be (i) authorized but unissued shares, (ii) previously issued shares that have been reacquired by the Company, or (iii) a combination thereof.

Nature of Restrictions

Under the 2007 Plan, a director receiving an award may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any award shares, and the director may not assign the right to receive shares under the 2007 Plan or any interest in the 2007 Plan. An exception is made for transfers to the director’s family members, trusts or for customary estate planning purposes, provided the transferee agrees to the restrictions on transfer and other terms of the 2007 Plan. In general, these restrictions apply from the time an award is made until the date a non-employee director ceases to serve on the Board. If, at the time a non-employee director ceases to serve on the Board, the director has not served on the Board for at least four years, then the restrictions will continue until the fourth anniversary of the date the director first became a member of the Board.

If a non-employee director ceases to be a member of the Board as a result of being removed for cause by action of the Company’s shareholders or by the Board, the non-employee director shall forfeit to the Company all shares awarded to him as of and prior to the date of removal from the Board.

Rights of Holders of Restricted Shares Awarded under the 2007 Plan

Upon the issuance of a certificate for restricted shares awarded under the 2007 Plan, a non-employee director shall have all the rights of a shareholder with respect to such shares, including the right to vote the shares and receive cash dividends and other distributions with respect to the shares. However, if any dividend is declared and paid by the Company in any form other than cash, such non-cash dividend shall be subject to the same restrictions as those imposed with respect to shares awarded under the 2007 Plan.

Administration

The Compensation Committee is to administer the 2007 Plan. The Compensation Committee shall have full power, discretion and authority to interpret and administer the 2007 Plan, except that the Compensation Committee shall have no power to (a) determine the eligibility for awards of restricted shares or the number of such shares to be awarded, or the timing or value of awards, to any non-employee director (other than awards made upon a non-employee director first being elected to the Board after the effective date of the 2007 Plan), or (b) take any action specifically delegated to the Board under the 2007 Plan. Except as otherwise determined by the Board, the Compensation Committee’s interpretations and actions shall, be final, conclusive and binding on all persons.

Amendment and Termination

The Board may at any time amend or terminate the 2007 Plan, provided that (i) no amendment or termination shall, without the written consent of a non-employee director, adversely affect the non-employee director’s rights under outstanding awards of restricted shares, and (ii) shareholder approval of any amendment shall be required if required under applicable law or the requirements of the AMEX. By its terms, the 2007 Plan is to terminate ten years after it becomes effective, and no restricted shares may be granted under the 2007 Plan after its termination.

Federal Income Tax Consequences

The Company has been advised by counsel that the material tax consequences under current U.S. federal income tax to non-employee directors who are U.S. citizens and to the Company with respect to awards under the 2007 Plan are as follows:

•
A non-employee director who receives an award of restricted shares under the 2007 Plan will recognize taxable income at ordinary rates at the time each award is granted. The amount of taxable income is equal to the fair market value of the shares.

•	The Company is entitled to a compensation expense deduction in an amount equal to the ordinary income recognized by the award recipient in the taxable year in which the grant is made.

Vote Required

Approval of the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan requires the affirmative vote of the majority of the votes cast at the meeting.

The Board recommends that shareholders vote “FOR” the approval of the 2007 Non-Employee Director Restricted Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans Approved by Shareholders

The Company maintains five equity-based compensation plans that have been approved by shareholders:

•
2004 Stock Purchase Plan - Under the 2004 Stock Purchase Plan, the Compensation Committee may from time to time offer shares of our common stock to eligible employees of the Company at a purchase price per share equal to 95% of the fair market value of a share of our common stock based on the closing price as reported on the AMEX on the grant date. The total number of shares of our common stock which may be sold under the plan shall not exceed, in the aggregate, 2,000,000 shares, subject to adjustment. In any calendar year, an employee may not purchase shares with a fair market value in excess of either (i) 10% of his or her aggregate compensation for the previous calendar year or (ii) $25,000. In February 2006, the Company offered purchase rights (exercisable over a 13-month term) for shares of the Company’s common stock under the plan, and anticipates that approximately 81,508 shares will be issued upon exercise of such purchase rights.

•
2002 Stock Option Plan - Under the 2002 Stock Option Plan, the Compensation Committee, in its sole discretion, may grant stock options and/or stock appreciation rights (SARs) to present or future key managers or employees of the Company. A grant of stock options - either incentive stock options or nonqualified options - and/or SARs is to be memorialized by an option agreement or SAR agreement, which agreement is to provide that the recipient must remain in the Company’s employ for a period of at least 24 months from the grant date, or until his earlier retirement or total disability. The plan specifies that the maximum number of shares of our common stock that may be the subject of options and SARs granted under the plan is 3,000,000 shares, subject to adjustment. As of the date of this proxy statement, options and/or SARs for up to 864,800 shares of our common stock remain available for issuance under the plan.

•
1999 Stock Option Plan - Under the 1999 Stock Option Plan, the Compensation Committee, in its sole discretion, may grant stock options and/or SARs to present or future key managers or employees of the Company. A grant of stock options - either incentive stock options or nonqualified options - and/or SARs is to be memorialized by an option agreement or SAR agreement, which agreement is to provide that the recipient must remain in the Company’s employ for a period of at least 24 months from the grant date, or until his earlier retirement or total disability. The plan specifies that the maximum number of shares of our common stock that may be the subject of options and SARs granted under the plan is 2,000,000 shares, as adjusted for a 2-for-1 stock split, and subject to further adjustment. As of the date of this proxy statement, options and/or SARs for up to 470,100 shares of our common stock remain available for issuance under the plan.

•
1997 Stock Option Plan - Under the 1997 Stock Option Plan, the Compensation Committee, in its sole discretion, may grant stock options and/or SARs to present or future key managers or employees of the Company. A grant of stock options - either incentive stock options or nonqualified options - and/or SARs is to be memorialized by an option agreement or SAR agreement, which agreement is to provide that the recipient must remain in the Company’s employ for a period of at least 24 months from the grant date, or until his earlier retirement or total disability. The plan specifies that the maximum number of shares of our common stock that may be the subject of options and SARs granted under the plan is 2,400,000 shares, as adjusted for three 2-for-1 stock splits. As of the date of this proxy statement, no additional awards of options and/or SARs may be made under the plan.

•
1997 Director Option Plan - Under the 1997 Director Option Plan, each Board member who is not an employee of the Company is to receive an automatic grant of options to purchase 25,000 shares of our common stock upon his or her becoming a member of the Board. Each non-employee director serving on the Board at the time of shareholder approval of the plan also received a grant of options to purchase 25,000 shares of our common stock. Options granted under the plan become exercisable in five equal installments, commencing one year from the date of grant, provided that the holder of the option continues to serve as a director of the Company. The plan provides that the maximum number of shares which may be issued under the plan is 1,200,000 shares, as adjusted for three 2-for-1 stock splits, and subject to further adjustment. As of the date of this proxy statement, options exercisable for up to 100,000 shares of our common stock remain available for issuance under the plan. The authority to make new awards under the plan will expire on May 26, 2007. The Board does not contemplate making any additional grants under the 1997 Director Option Plan.

In addition to the above-described plans, options to purchase shares of our common stock remain outstanding as of the date of this proxy statement under two other equity-based compensation plans: the 1992 Stock Option Plan and the 1994 Stock Option Plan. However, the authority to grant new awards under these plans has expired. The Compensation Committee continues to administer these plans as to the options that remain outstanding.

At this year’s annual meeting, shareholders will be asked to approve the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan, also referred to as the 2007 Plan, as described in more detail above.

Summary Table

The following table sets forth information relating to Hooper Holmes’ equity compensation plans as of December 31, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	_____(a)_____	_____(b)_____	_____(c)_____
Equity compensation plans approved by security holders(1)	6,052,700	$5.58	3,862,200
Equity compensation plans not approved by security holders	0	N/A	0

(1)
As of December 31, 2006, the 2004 Stock Purchase Plan, the 2002 Stock Option Plan, the 1999 Stock Option Plan, the 1997 Stock Option Plan and the 1997 Director Option Plan were the five equity compensation plans that were in effect and under which the Company may make future awards. In addition, options to purchase shares of common stock remain outstanding as of that date under two equity compensation plans: the 1992 Stock Option Plan and the 1994 Stock Option Plan.

EXECUTIVE OFFICERS

Our executive officers as of the date of this proxy statement are as follows:

Name	Age	Position
James D. Calver	40	President and Chief Executive Officer, and a member of the Board of Directors
Michael J. Shea	47	Senior Vice President, Chief Financial Officer and Treasurer
Ronald J. Levesque	60	Senior Vice President and General Manager, Portamedic
Burt R. Wolder	55	Senior Vice President and Chief Marketing Officer
Christopher J. Behling	34	Senior Vice President, Business Development
Robert W. Jewett	54	Senior Vice President, General Counsel and Secretary
Joseph A. Marone, Jr.	51	Vice President and Controller

Information with respect to each of our executive officers other than James D. Calver is provided below. Information regarding Mr. Calver, who is a director as well as an executive officer of the Company, has been previously provided in the discussion of Proposal No. 1 in this proxy statement.

Michael J. Shea. Mr. Shea has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since May 2006. From 2003 until May 2006, Mr. Shea was the Chief Financial Officer of Computer Horizons Corporation, a provider of information technology services based in Mountain Lakes, New Jersey. From 1995 to 2003, he served as Vice President and Controller for Computer Horizons.

Ronald J. Levesque. Mr. Levesque has served as Senior Vice President and General Manager of the Company’s Portamedic business since February 2007. He was Senior Vice President and General Manager, Field Operations, from March 2006 until February 2007. Mr. Levesque was Senior Vice President of the Company’s Infolink Services from 2003 until 2006 and Vice President and Zone Manager of the Company from 1989 until 2003. Mr. Levesque has been an employee of the Company since 1976.

Burt R. Wolder. Mr. Wolder has served as Senior Vice President and Chief Marketing Officer of the Company since July 2006. From 2005 until July 2006, he was Vice President, Corporate Marketing for Affiliated Computer Services, Inc., a provider of information technology and business process outsourcing services. From 2004 until 2005, he served as the head of Communications, Human Resources and Investor Solutions for Mellon Financial Corporation, a global financial services company. Mr. Wolder was Vice President, Corporate Communications for AT&T from 1978 until 2003.

Christopher J. Behling. Mr. Behling has served as Senior Vice President, Business Development, of the Company since July 2006. From 2004 until July 2006, he was the founder and President of The Smart Space, a boutique consulting firm specializing in the distribution of financial products. From 2003 until 2004, he was co-founder of Lifesource Executive Benefits and Insurance Services. Mr. Behling was Divisional Vice President, Life Division, for AXA Distributors from 2000 until 2003.

Robert W. Jewett. Mr. Jewett has served as Senior Vice President and General Counsel of the Company since 1991 and as Secretary since 1983. He has been an employee of the Company since 1981.

Joseph A. Marone, Jr. Mr. Marone has been a Vice President of the Company since 1999 and has served as Controller since 1992. He served as acting Chief Financial Officer of the Company from September 2005 until May 2006 and has been an employee of the Company since 1990.

Each of the Company’s executive officers is appointed by and serves at the pleasure of the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

In 2006, the Compensation Committee of our Board of Directors endeavored to take actions that were consistent with the committee’s awareness of the Company’s declining financial results and need for management to implement a turnaround program. Among the highlights of executive compensation-related actions taken in 2006 were:

•
implementing a pay-for-performance compensation plan (i.e., the 2006 Executive Annual Incentive Plan, described below), designed to link cash-based incentive compensation with measurable performance by the Company;

•
negotiating compensation arrangements with several members of our senior management team hired in 2006, specifically, James D. Calver, our President and Chief Executive Officer, hired in January 2006; Michael J. Shea, our Senior Vice President, Chief Financial Officer and Treasurer, hired in May 2006; Burt R. Wolder, our Senior Vice President and Chief Marketing Officer, hired in July 2006; and Christopher J. Behling, our Senior Vice President, Business Development, hired in July 2006;

•
in general, holding constant the base salary levels of the Company’s executive officers who were with the Company prior to 2006 and, instead of raising base salary levels, providing an opportunity for such executive officers to augment their compensation through the achievement of the performance objectives established under the 2006 Executive Annual Incentive Plan; and

•	terminating the Company’s Supplemental Employee Retirement Plan (SERP), effective February 1, 2006, which was motivated primarily by the need to reduce expenses.

Compensation Philosophy and Objectives

Over the past several years, the Compensation Committee of our Board of Directors has sought to ensure that compensation arrangements for our executive officers are fair, non-discriminatory, encourage and reward good performance, further the Company’s business objectives and facilitate the development of the Company’s human resources.

In 2006, the Compensation Committee endeavored to enhance the Company’s executive compensation practices to enable the Company to attract, retain and motivate its key employees. In January 2006, the Company engaged Mercer Human Resource Consulting, or Mercer, to assess the competitiveness of the Company’s total compensation opportunities for the Company’s key employees and provide recommendations regarding the structure of a performance-based annual incentive program. In order to benchmark the Company’s pay practices for its executive officers, Mercer analyzed the compensation levels of nine other companies, three of which are competitors of the Company. The other six companies were chosen on the basis of similar business mix and size (in terms of revenues). Mercer’s report to the Compensation Committee noted the difficulties developing the comparison group of companies because of the existence of few direct competitors within a reasonable size range.

Mercer analyzed 2005 executive compensation levels at the Company compared to the comparison companies. Based on that analysis, Mercer advised that: (1) base salaries of the Company’s executive officers were generally between the 25th percentile and the median of the comparison companies; (2) total cash compensation (base salary plus bonus) of the Company’s executive officers was, on average, below the 25th percentile; and (3) total direct compensation (total cash compensation plus long-term incentives) of the Company’s executive officers was below the 25th percentile for all executive officer positions. The Mercer analysis also included a comparison of the financial performance of the Company relative to that of the comparison companies, using such financial benchmarks as net income, diluted earnings per share and average return on equity. In general, the Company’s financial performance, as measured by these benchmarks, was below that of the comparison companies.

Based on Mercer’s report, the Compensation Committee determined to move forward with the development and implementation of a pay-for-performance compensation plan, which the Compensation Committee adopted in May 2006. That plan is described more fully below under the caption “Cash Incentive Compensation - 2006 Executive Annual Incentive Plan.”

Allocation of Compensation Among Principal Components

In general, the Compensation Committee believes that a greater percentage of the compensation of the most senior members of our management should be performance-based. In particular, total cash compensation should vary with the Company’s performance in attaining financial and non-financial objectives. Further, any long-term incentive compensation should be closely aligned with the interests of shareholders.

Cash compensation principally consists of an executive officer’s base salary and the potential for cash incentive compensation based on the achievement of certain financial and non-financial goals. Long-term incentive compensation is realized primarily through the granting of stock options.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation we paid or offered to our executive officers in 2006 consisted of:

•	base salary;

•	guaranteed bonuses, paid in cash, upon an individual’s initial hiring;

•	cash incentive compensation under the terms of the 2006 Executive Annual Incentive Plan; and

•	equity compensation in the form of grants of stock options.

In 2006, our Chief Executive Officer played a significant role in the Compensation Committee’s compensation decisions with respect to other members of our senior management, including providing recommendations as to the amounts of base salary, guaranteed bonuses and, in the case of awards of stock options, the number of shares of our common stock underlying such awards. We expect that the Compensation Committee will continue to solicit input from our Chief Executive Officer with respect to compensation decisions affecting other members of our senior management.

Base Salary

Our Chief Executive Officer

We appointed James D. Calver as our President and Chief Executive Officer in January 2006. Mr. Calver’s appointment followed a lengthy search for a new chief executive officer. In connection with this search, the Compensation Committee retained the executive search firm of Korn/Ferry International. The Compensation Committee discussed proposed compensation arrangements for Mr. Calver with representatives of Korn/Ferry. At the time of the Compensation Committee’s negotiation of Mr. Calver’s compensation arrangements, the Compensation Committee was conscious of the gap in the base salary level of the Company’s prior Chief Executive Officer and that of the Company’s other executive officers. In settling on a base salary of $400,000 for Mr. Calver, the Compensation Committee closed that gap significantly. In addition, the Compensation Committee sought to make a significant portion of Mr. Calver’s potential total cash compensation subject to the satisfaction of performance-based benchmarks.

Our Chief Financial Officer

We hired Michael J. Shea as our Senior Vice President, Chief Financial Officer and Treasurer in May 2006. Prior to joining us, Mr. Shea had served as the Chief Financial Officer of Computer Horizons Corporation, where he dealt with a number of financial challenges similar to those the Company was then facing and continues to face. Mr. Calver and the Board viewed Mr. Shea’s prior experience with cost cutting and stabilization initiatives as being of particular value given the need to implement similar measures within the Company. Mr. Shea’s base salary in his last year of employment with Computer Horizons was $220,000. The terms of our offer letter to Mr. Shea provided for a base salary of $250,000, representing a relatively modest increase over the amount of base salary he was being paid by his former employer.
Other Executive Officers Hired in 2006

In July 2006, we hired Burt R. Wolder as our Senior Vice President and Chief Marketing Officer and Christopher J. Behling as our Senior Vice President, Business Development, each at a base salary of $225,000. The base salary amounts were arrived at following negotiations with each of these individuals. Our Chief Executive Officer viewed the filling of both of these positions as an important part of management’s three-phase turnaround program, particularly with respect to the second phase of that program: pursuit of revenue enhancement initiatives.

Other Executive Officers

For those of our executive officers who were with the Company prior to 2006, there were no changes made in the base salaries of such individuals other than Robert W. Jewett, our Senior Vice President, General Counsel and Secretary. At a meeting of the Compensation Committee on March 22, 2006, the Compensation Committee authorized the Chief Executive Officer to determine an appropriate increase in the base salary of Mr. Jewett and make a recommendation to the chair of the Compensation Committee, who was authorized by the other members of the Compensation Committee to make a decision on the matter. Upon completion of that process, Mr. Jewett’s base salary per year was increased from $190,000 to $215,000, effective as of April 1, 2006. The amount of Mr. Jewett’s increased salary represented the 50th percentile of the compensation paid to individuals in comparable positions based on the survey data provided by Mercer. Subsequent to year-end 2006, the Compensation Committee also decided to increase the base salary of Ronald L. Levesque, Senior Vice President and General Manager of our Portamedic business, from $154,000 to $180,000. This salary increase was deemed appropriate in light of the additional responsibilities assumed by Mr. Levesque, effective as of November 2, 2006.

Bonus Compensation

In general, we have not historically paid any automatic or guaranteed bonuses to our executive officers. However, we have from time to time paid guaranteed bonuses in connection with our initial hiring or appointment of an executive officer or a change in a person’s position and responsibilities with us. In connection with our hiring of each of Messrs. Calver, Shea, Wolder and Behling in 2006, we agreed to provide these individuals with guaranteed bonuses in the first year of their employment with the Company in the following amounts:

Name of Individual   Amount of Guaranteed Bonus

James D. Calver      $400,000
Michael J. Shea      $150,000
Burt R. Wolder         $90,000
Christopher J. Behling         $75,000

The payment of a guaranteed bonus to these individuals reflected the Compensation Committee’s appreciation of the uncertainty of the Company’s prospects at the time of their hiring and, in the case of Messrs. Shea, Wolder and Behling, their employment by the Company for substantially less than the full year in 2006, limiting their ability to contribute to the achievement of the performance objectives established under the 2006 Executive Annual Incentive Compensation Plan.

Cash Incentive Compensation

2006 Executive Annual Compensation Plan

As discussed above, the Company engaged Mercer to assess the competitiveness of the Company’s then existing total compensation opportunities for its key executives and provide recommendations regarding the structuring of an annual incentive program. The Compensation Committee met with a representative of Mercer at its regular meeting held on January 30, 2006, at which time the committee instructed Mr. Calver and the Company’s Director of Human Resources to work with Mercer to develop a pay-for-performance plan for the Company. Over the next three months, the chair of the Compensation Committee participated in discussions with the Mercer representative, Mr. Calver and/or the Director of Human Resources regarding the plan. The final version of the 2006 Executive Annual Incentive Plan was submitted to the Compensation Committee for approval at its meeting on May 8, 2006, at which time the Compensation Committee approved the plan.

The 2006 Executive Annual Incentive Plan established pay-for-performance incentives for management, supervisory personnel and other professional employees. Participants in the plan included the Company’s Chief Executive Officer and members of management who reported directly to the CEO or the Company’s Chief Operating Officer (COO). However, those executive officers who were hired in 2006 (specifically, Messrs. Calver, Shea, Wolder and Behling) were not eligible to receive any incentive compensation under the plan since the terms of each of their employment agreements or offer letters provided for the payment of a guaranteed first-year bonus.

The plan provided for payment of incentive compensation only upon the satisfaction of specified financial objectives:

•
For participants in the plan designated as corporate executives (including the COO), 100% of the annual incentive award opportunity was tied to the Company’s achievement of a specified target level of income before income tax, or IBIT, determined after the funding of any earned annual incentive awards. The specified target level of IBIT included a +/- amount of $300,000. The target IBIT amount was established based on the Company’s internal budgeting.

•
For participants in the plan designated as business leaders (i.e., heads of Company divisions or business units), 67% of the annual incentive award opportunity was tied to the Company’s achievement of the specified corporate IBIT, with 33% being tied to the operating results of the division/business unit (specifically, revenue, IBIT and IBIT margin) for which the applicable business leader had responsibility. This weighting was intended to align the business leaders with their respective business units while maintaining a strong focus on overall corporate goals, strategy and performance.

•
For participants in corporate staff roles, 50% of the annual incentive award opportunity was tied to the Company’s achievement of the specified corporate IBIT, with the other 50% being based on the CEO’s assessment of the individual participant. However, funding the CEO assessment portion of the potential award was available only if the threshold corporate IBIT was achieved.

The plan set forth threshold, target and maximum annual incentive opportunities, each expressed as a percentage of the applicable participant’s base salary - with the threshold level percentages ranging from 6.3% to 12.5%, the target level percentages ranging from 25% to 50%, and the maximum level percentages ranging from 50% to 100%. The threshold level award amounts were to be triggered upon achieving 25% of the target financial objectives, while the maximum award amounts were to be triggered upon achieving two times the target financial objectives. For all participants, the CEO could exercise discretion to adjust, over a range of -25% to +20%, the amount of the awarded incentive compensation based on the quality of the Company’s earnings and other relevant activities of the individual participant. The overall adjustments had to reflect a zero sum approach.

If each of the plan participants had received the maximum annual incentive awards provided for under the plan, the aggregate amount of the funded incentives would have been $2.3 million. However, the performance objectives established under the plan applicable to our named executive officers were not met. Consequently, no awards were made to any of our named executive officers under the plan. It was not the Compensation Committee’s intent that the performance objectives established under the 2006 Executive Annual Incentive Plan be unachievable. The performance objectives were established on the basis of the Company’s internal budgeting, which proved to be overly optimistic relative to the Company’s actual financial results for 2006

.

2007 Executive Annual Compensation Plan

Prior to the Compensation Committee’s adoption of the 2007 Executive Annual Incentive Plan at the committee’s regularly scheduled meeting on February 5, 2007, certain refinements were made to enhance the likelihood that awards would be earned under the plan. For example, the 2007 plan generally provides for corporate and business unit financial performance objectives defined with wider ranges of performance outcomes. Further, the Compensation Committee has the discretion to consider the effect of special charges (e.g., restructuring charges) on the Company’s 2007 financial results, at the corporate and business unit level. As with the 2006 plan, the performance objectives generally fund independently of one another, such that an award may be earned if some, but not all, of the performance objectives are met. In addition, for certain of our executive officers, a portion of their incentive award opportunity is tied to the satisfaction of qualitative performance objectives. While the Compensation Committee expects that achievement of the quantitative performance objectives established under the 2007 plan (described in the next paragraph) will be a challenge, the committee believes that these features of the 2007 plan will ensure that our executive officers maintain a high level of motivation throughout the year.

Awards opportunities under the 2007 plan are tied to the satisfaction of the following performance objectives established by the Compensation Committee, with the benefit of input from Mercer:

•	a specified level of corporate earnings before interest and taxes, or EBIT (i.e., revenues less cost of operations and selling, general and administrative, or SG&A, expense);

•	specified business unit operating results (specifically, revenue and EBIT), both of which must be met at at least the threshold level for funding to occur;

•	expense reduction and other turnaround program targets; and

•
qualitative strategic and individual goals set by our Chief Executive Officer, goals that are aligned with the 2007 corporate strategy approved by our Board of Directors and being monitored by the Board’s Strategic Oversight Committee.

The amounts of the quantitative performance objectives were set after consideration of the internal budget for 2007 prepared by management. For the corporate EBIT performance objective, award opportunities exist over a range of -20% from the low end of the target range to +38% above the high end of the target range. For the business unit objectives, award opportunities exist over a range of -10% from the low end of the target range to +48% above the high end of the target range.

The weighting of the 2007 plan’s performance objectives varies for our executive officers, as reflected in the table below:

Position	Hooper Holmes _EBIT_	Business Unit Results	Functional Results	Strategic _Goals_
CEO	100%	0%	0%	0%
SVP, Chief Financial Officer	80%	0%	0%	20%
SVP, General Manager Portamedic	30%	50%	0%	20%
SVP, Chief Marketing Officer	40%	0%	40%	20%
SVP, Business Development	40%	0%	40%	20%
SVP, General Counsel & Secretary	40%	0%	40%	20%
VP, Controller	40%	0%	40%	20%

The 2007 plan sets forth threshold, target and maximum annual incentive opportunities, each expressed as a percentage of the applicable participant’s base salary, as set forth in the table below.

Position	Threshold	Target/Goal	Maximum
CEO	25.0%	75.0%	100.0%
SVP, Chief Financial Officer	12.5%	50.0%	100.0%
SVP, General Manager, Portamedic	10.0%	40.0%	80.0%
SVP, Chief Marketing Officer	8.8%	35.0%	70.0%
SVP, Business Development	8.8%	35.0%	70.0%
SVP, General Counsel & Secretary	6.3%	25.0%	50.0%
VP, Controller	6.3%	25.0%	50.0%

The Compensation Committee was advised by Mercer that the tiered structure of the annual incentive opportunities provided under the 2007 plan, as reflected in the table immediately above (that is, providing greater incentive award opportunities to those in the most senior management positions) continues to be consistent with market practice.

For all plan participants (other than the Chief Executive Officer), our Chief Executive Officer can exercise discretion to adjust, over a range of -25% to +25%, the amount of the awarded incentive compensation to one or more plan participants, with such adjustments being subject to presentation to and approval by the Compensation Committee. The overall adjustments must reflect a zero sum approach.

If each of the plan participants were to receive the maximum annual incentive awards under the 2007 plan, the aggregate amount of the funded incentives would be $1.3 million.

Equity Compensation

The Compensation Committee’s historical practice has been to grant equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in us. To date, such grants have consisted of stock options - specifically, non-qualified stock options (that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended).

Historically, the Compensation Committee has granted awards of stock options to our executive officers upon their appointment as executive officers, with our obligation to grant the options typically memorialized in the offer letter or employment agreement entered into with the applicable executive officer. In 2006, each of Messrs. Calver, Shea, Wolder and Behling received option grants under such circumstances.

In July 2006, the Compensation Committee also approved option grants to Messrs. Calver, Jewett, Levesque, Marone and Spenser. The Compensation Committee approved these option grants, based on the recommendation of the Chief Executive Officer, for purposes of retaining and motivating key employees at a time of restructuring of the Company.

The options granted in 2006 to our named executive officers provide for vesting of the options in four equal installments, on the second through fifth anniversary of the date of the awards.

All grants of options to our executive officers and other employees in 2006 were granted with exercise prices equal to the closing price of our common stock on the AMEX on the grant date. All equity-based awards have been reflected in our consolidated financial statements based upon the applicable accounting guidance. Previously, we accounted for equity compensation paid to our employees and directors using the intrinsic value method under APB Opinion No. 25 and FASB Financial Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25.” Under the intrinsic value method, no stock-based compensation was recognized in our consolidated statements of operations for options granted to our directors and employees because the exercise price of such stock options equaled the market price of our common stock on the dates of grant. Effective January 1, 2006, we adopted SFAS No. 123R using the modified prospective method. Under this method, stock-based compensation expense is recognized using the fair-value based method for all awards granted on or after the date of adoption of SFAS No. 123R. SFAS No. 123R requires us to estimate and record an expense over the service period of the stock-based award.

The Compensation Committee does not have any program, plan or practice that requires the committee to grant equity-based awards on specified dates. The Compensation Committee has not made grants of such awards that were timed to precede or follow the release or withholding of material non-public information. It is possible that the Compensation Committee will establish programs or policies regarding the timing of equity-based awards in the future. Authority to make equity-based awards to our executive officers rests with the Compensation Committee, which considers the recommendations of our Chief Executive Officer. In general, equity-based compensation plans require the approval of our shareholders.

Perquisites and Other Personal Benefits

The Company provides its executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program. Such perquisites and other personal benefits include:

•	Company-provided automobiles and other automobile expenses, including insurance and maintenance costs;

•	use of the Company’s condominium by employees (for example, prior to their relocation to the area of our corporate headquarters in Basking Ridge, New Jersey);

•	relocation assistance; and

•	payment of the premiums for coverage of our executive officers and their families under our group health and dental insurance plans.

Employee Retention Agreements

Over approximately the last ten years, our Board’s historical practice has been to have the Company enter into employee retention agreements with its executive officers. Under the terms of each of these agreements, if: (A) a Change in Control of the Company (as defined in the agreement) occurs, and (B) the employment of an executive officer is terminated during, in general, a one-year period following the date of the Change in Control, as a result of (i) the executive officer’s death or disability, (ii) the Company’s termination of the executive officer with or without cause, or (iii) the executive officer’s termination of his employment for any reason, the executive officer is entitled to receive certain compensation and benefits. The terms of the employee retention agreements are more fully summarized in this proxy statement under the caption “Potential Payments on Termination or Change in Control - Employee Retention Agreements.”

At the time the Company first entered into employee retention agreements with its executive officers, the then members of the Board were of the view that it was in the best interests of the Company and its shareholders to assure that the Company would have the continued dedication of members of the Company’s senior management in the event of the threat or occurrence of a “Change in Control” of the Company. The agreements were intended, among other things, to reduce the inevitable distraction of key employees by virtue of the personal uncertainties and risks created by a threatened or pending Change in Control and to encourage such employees’ full attention and dedication of efforts to the Company in such event. While the present members of the Board generally view the underlying rationale for these employee retention agreements to continue to have relevance for the Company, the members of the Compensation Committee intend to review and, if deemed appropriate, recommend to the Board changes in the terms of such agreements in 2007. Such review will encompass an analysis of the events that trigger a “Change in Control” and payments upon the occurrence of a “Change in Control” under the agreements.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to any of our executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee believes it is appropriate to take into account the $1 million limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1 million limit. In general, the Compensation Committee intends that compensation paid under any Annual Executive Incentive Plan will be fully deductible for federal income tax purposes.

Stock Ownership/Retention Guidelines

In general, our Board and the Compensation Committee encourage all of our executives to align their interests with our shareholders by making a personal investment in our shares of common stock. However, we do not have any policy mandating equity ownership in the Company. The Compensation Committee considered adopting such a policy in 2006 and intends to continue to analyze methods for aligning executive management’s long-term compensation with the benefits generated for our shareholders. The Compensation Committee expects that future equity-based compensation plans will include guidelines for equity ownership in the Company by our executive officers.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this proxy statement and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Dr. Elaine Rigolosi, Chair
Benjamin A. Currier
Kenneth R. Rossano

Summary Compensation Table

The following table summarizes compensation awarded to, earned by or paid to (i) each individual who served as the Chief Executive Officer of the Company during fiscal 2006, (ii) each individual who served as the Chief Financial Officer of the Company during fiscal 2006, (iii) the Company’s most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, each of whom was serving as an executive officer of the Company as of December 31, 2006, and (iv) one additional individual who would fit in category (iii) but for his not serving as an executive officer as of December 31, 2006. In this proxy statement, we refer to the individuals listed in the Summary Compensation Table collectively as our “named executive officers.”

Name and Principal Position	Year	Salary ___($)___	Bonus ___($)___	Option Awards(1) ___($)___	All Other Compensation(2) ___($)___	Total ___($)___
James D. Calver President and Chief Executive Officer(3)	2006	$383,333	$400,000(4)	$51,692	$21,243(5)	$856,268
Benjamin A. Currier Chairman, Interim Chief Executive Officer(6)	2006	$146,083(7)	--	--	--	$146,083
Michael J. Shea Senior Vice President, Chief Financial Officer and Treasurer(8)	2006	$162,019	$150,000(9)	$21,867	$5,969(10)	$339,855
Joseph A. Marone Vice President and Controller, Acting Chief Financial Officer(11)	2006	$150,000	$20,000(12)	$2,517	$9,439(13)	$181,956
Robert W. Jewett Senior Vice President, General Counsel and Secretary	2006	$207,761	--	$6,292	$12,521(14)	$226,574
Ronald J. Levesque Senior Vice President and General Manager, Portamedic(15)	2006	$151,166	--	$5,033	$12,554(16)	$168,753
Burt R. Wolder Senior Vice President and Chief Marketing Officer(17)	2006	$110,048	$90,000(18)	$12,583	$1,708(19)	$214,339
Christopher J. Behling Senior Vice President, Business Development(20)	2006	$110,048	$75,000(21)	$9,438	$4,479(22)	$198.965
John L. Spenser Executive Vice President and Chief Operating Officer(23)	2006	$275,000	--	$12,583	$10,750(24)	$298,333

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006, in accordance with SFAS No. 123R. For the awards reported in this column, estimates of forfeitures related to service-based vesting conditions have been disregarded. For a description of the assumptions made in our valuation of option awards, please refer to Note 4 to the Company’s consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2006.

(2) Includes Company contributions to the Hooper Holmes, Inc. 401(k) Plan, as follows: Mr. Jewett, $2,346; Mr. Levesque, $1,804; and Mr. Marone, $1,688. Under the Company’s 401(k) plan, employees eligible to participate in the plan (i.e., those with at least one year of service of greater than 1,000 hours of employment) may, in general, contribute up to $15,000 (for 2006) of their eligible pay on a “pre-tax basis.” Highly compensated employees (i.e., those with wages in excess of $94,200 per year for 2006) may presently contribute up to approximately 5% of their eligible pay on a pre-tax basis. The Company matches 25% of the first 10% of a plan participant’s pre-tax contribution.

(3)	Mr. Calver joined the Company as President and Chief Executive Officer, effective January 16, 2006.

(4)
The amount of Mr. Calver’s bonus for 2006 represents a guaranteed bonus, equal to the amount of his base salary payable in his first year of employment with the Company, as provided for under the terms of his employment agreement.

(5)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $17,337 and the use of the Company’s condominium in Basking Ridge, New Jersey of $3,906.

(6)	In 2006, Mr. Currier served as interim Chief Executive Officer from August 24, 2005 until January 16, 2006.

(7)	Includes $125,250 in director’s fees.

(8)	Mr. Shea joined the Company as Senior Vice President, Chief Financial Officer and Treasurer, effective May 8, 2006.

(9)
The amount of Mr. Shea’s bonus for 2006 represents a guaranteed bonus provided for under the terms of his offer letter, 25% of which ($37,500) was paid on July 15, 2006 with the balance paid during the first quarter of 2007.

(10)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $5,969.

(11)	Mr. Marone served as acting Chief Financial Officer until May 7, 2006.

(12)	Represents a discretionary bonus paid to Mr. Marone, reflecting his contributions to the Company in his capacity as acting Chief Financial Officer for the first several months of 2006.

(13)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $7,751.

(14)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $10,175.

(15)	Mr. Levesque was appointed as Senior Vice President and General Manager of our Portamedic business, effective as of November 2, 2006.

(16)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $10,750.

(17)	Mr. Wolder joined the Company as Senior Vice President and Chief Marketing Officer, effective July 5, 2006.

(18)
The amount of Mr. Wolder’s bonus for 2006 represents a guaranteed bonus provided for under the terms of his offer of employment letter, 25% of which ($22,500) was paid on September 30, 2006 with the balance paid during March 2007.

(19)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $1,708.

(20)	Mr. Behling joined the Company as Senior Vice President, Business Development, effective July 5, 2006.

(21)	The amount of Mr. Behling’s bonus for 2006 represents a guaranteed bonus provided for under the terms of his offer of employment letter, which was paid during March 2007.

(22)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $4,479.

(23)
Mr. Spenser ceased to be an officer of the Company on November 2, 2006. He is an inactive employee until November 2, 2007, when his employment agreement will terminate. He will receive his full salary and benefits while an inactive employee.

(24)	Includes the incremental cost to the Company in 2006 of a Company-provided automobile of $10,750.

Grants of Plan-Based Awards Table

The following table presents information regarding the equity incentive awards granted to our named executive officers during 2006 under the Company’s equity-based compensation plans, and the non-equity incentive award opportunities that were available to our named executive officers under the Company’s 2006 Executive Annual Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ___($)___	Target ___($)___	Maximum ___($)___	Underlying Options ___($)___	Option Awards __($/Sh)__	and Option Awards ___($)(2)
James D. Calver	1/30/06 7/26/06				100,000(3) 150,000(4)	3.38 2.86	$179,000 $226,500
Benjamin A. Currier
Michael J. Shea	5/9/06				100,000(5)	3.09	$164,000
Joseph A. Marone, Jr.	7/26/06				20,000(6)	2.86	$30,200
Robert W. Jewett	7/26/06	$16,720	$66,500	$133,000	50,000(7)	2.86	$75,500
Ronald J. Levesque	7/26/06	$13,552	$53,900	$107,800	40,000(8)	2.86	$60,400
Burt R. Wolder	7/26/06				100,000(9)	2.86	$151,000
Christopher J. Behling	7/26/06				75,000(10)	2.86	$113,250
John L. Spenser	7/26/06	$34,375	$137,500	$275,000	100,000(11)	2.86	$151,000

(1)
Represents the dollar amounts of the potential awards (i.e., threshold, target and maximum amounts) under the 2006 Executive Annual Incentive Plan. None of our named executive officers earned any awards under the 2006 Executive Annual Incentive Plan.

(2)
Represents the grant date fair value of each equity incentive plan award determined in accordance with SFAS No. 123R. For a description of the assumptions made in determining the valuations, please refer to Note 4 to the Company’s consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2006. The option awards reflected in this column are included in this column because the awards are non-performance based (i.e., the payout or future value of the award is tied to the Company’s share price and not other performance criteria).

(3)
On January 30, 2006, the Compensation Committee granted to Mr. Calver options exercisable for 100,000 shares of our common stock in connection with his entering into, and under the terms of, his employment agreement. These options were granted under the 2002 Stock Option Plan and vest in four equal installments (25,000 shares each) on the second through fifth anniversaries of the grant date.

(4)
On July 26, 2006, the Compensation Committee granted to Mr. Calver options exercisable for 150,000 shares of our common stock. These options were granted under the 1997 Stock Option Plan and vest in four equal installments (37,500 shares each) on the second through fifth anniversaries of the grant date.

(5)
On May 9, 2006, the Board granted to Mr. Shea options exercisable for 100,000 shares of our common stock in connection with his entering into, and under the terms of, his offer of employment letter, dated April 6, 2006. These options were granted under the 2002 Stock Option Plan and vest in four equal installments (25,000 shares each) on the second through fifth anniversaries of the grant date.

(6)
On July 26, 2006, the Compensation Committee, upon the recommendation of the Chief Executive Officer, granted to Mr. Marone options exercisable for 20,000 shares of our common stock. These options were granted under the 1999 Stock Option Plan and vest in four equal installments (5,000 shares each) on the second through fifth anniversaries of the grant date.

(7)
On July 26, 2006, the Compensation Committee, upon the recommendation of the Chief Executive Officer, granted to Mr. Jewett options exercisable for 50,000 shares of our common stock. These options were granted under the 1997 Stock Option Plan and vest in four equal installments (12,500 shares each) on the second through fifth anniversaries of the grant date.

(8)
On July 26, 2006, the Compensation Committee, upon the recommendation of the Chief Executive Officer, granted to Mr. Levesque options exercisable for 40,000 shares of our common stock. These options were granted under the 1997 Stock Option Plan and vest in four equal installments (10,000 shares each) on the second through fifth anniversaries of the grant date.

(9)
On July 26, 2006, the Compensation Committee, upon the recommendation of the Chief Executive Officer, granted to Mr. Wolder options exercisable for 100,000 shares of our common stock in connection with his hiring as Senior Vice President and Chief Marketing Officer. These options were granted under the 1999 Stock Option Plan and vest in four equal installments (25,000 shares each) on the second through fifth anniversaries of the grant date.

(10)
On July 26, 2006, the Compensation Committee, upon the recommendation of the Chief Executive Officer, granted to Mr. Behling options exercisable for 75,000 shares of our common stock in connection with his hiring as Senior Vice President and Director of Business Development. These options were granted under the 1999 Stock Option Plan and vest in four equal installments (18,750 shares each) on the second through fifth anniversaries of the grant date.

(11)
On July 26, 2006, the Compensation Committee, upon the recommendation of the Chief Executive Officer, granted to Mr. Spenser options exercisable for 100,000 shares of our common stock. These options were granted under the 1997 Stock Option Plan and vest in four equal installments (25,000 shares each) on the second through fifth anniversaries of the grant date.

Additional Information Regarding Compensation Reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table

Base Salary and Bonus Amounts

In 2006, we hired several of our executive officers: James D. Calver, our President and Chief Executive Officer; Michael J. Shea, our Senior Vice President, Chief Financial Officer and Treasurer; Burt R. Wolder, our Senior Vice President and Chief Marketing Officer; and Christopher J. Behling, our Senior Vice President, Business Development.

In January 2006, when our Board entered into negotiations with Mr. Calver regarding the terms of his employment agreement, the Board had developed a good sense of the level and nature of compensation that would be appropriate for the CEO position, in part through the input the Compensation Committee received from Korn/Ferry International, which was engaged in connection with the Board’s search for a new CEO. The terms of Mr. Calver’s compensation arrangements, reflected in his employment agreement, include:

•	A base salary of $400,000 per year for each year of the two-year term of the agreement.

•
A guaranteed bonus of $400,000 for the first year of Mr. Calver’s employment, reflecting, in part, the uncertainty of the Company’s prospects at the time of Mr. Calver’s hiring. In the second year (i.e., 2007), Mr. Calver has the opportunity to receive incentive compensation of up to $400,000 under the 2007 Executive Annual Incentive Plan if the corporate EBIT performance objective is satisfied.

•	A grant of options exercisable for 100,000 shares of our common stock, intended to provide Mr. Calver with an equity interest in the Company.

We hired Mr. Shea in May 2006. The terms of his offer of employment letter, dated April 6, 2006, provide for a first-year base salary of $250,000, a guaranteed first-year bonus of $150,000 (25% of which was paid on July 15, 2006 and the balance in the first quarter of 2007), and the grant of options exercisable for 100,000 shares of our common stock.

Similar compensation arrangements were negotiated with Messrs. Wolder and Behling at the time of their hiring in early July 2006. The terms of Mr. Wolder’s offer letter provide for a first-year base salary of $225,000, a guaranteed first-year bonus of $90,000 (25% of which was paid on September 30, 2006 and the balance in March 2007), and the grant of options exercisable for 100,000 shares of our common stock. Mr. Behling’s offer letter provides for a first-year base salary of $225,000, a guaranteed first-year bonus of $75,000 (which was paid in March 2007), and the grant of options exercisable for 75,000 shares of our common stock.

For those of our named executive officers who were employees of the Company prior to 2006, the Compensation Committee determined not to make any changes in the base salary of each of such executive officers, other than Robert W. Jewett, in 2006. At its meeting in March 2006, the Compensation Committee authorized the Chief Executive Officer to determine an appropriate increase in Mr. Jewett’s base salary and provide a recommendation to the committee chair. Upon completion of that process, Mr. Jewett’s base salary per year was increased from $190,000 to $215,000, effective as of April 1, 2006. At the Compensation Committee’s meeting held on February 5, 2007, the committee, upon the recommendation of the Chief Executive Officer, increased the base salary of Ronald J. Levesque, from $154,000 to $180,000 per year, reflecting Mr. Levesque’s assumption of additional responsibilities in connection with his appointment as Senior Vice President and General Manager of Portamedic, effective as of November 2, 2006.

At its meeting on July 26, 2006, the Compensation Committee, upon the recommendation of Mr. Calver, also determined to grant stock option awards to certain of our named executive officers, as reflected in the Grants of Plan-Based Award Table. The Compensation Committee approved these option grants for purposes of retaining and motivating key employees at a time of restructuring of the Company.

Non-Equity Incentive Plan Compensation

No amounts were earned by any of our named executive officers under the 2006 Executive Annual Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ______($)______	Option Expiration Date
James D. Calver	--	100,000(1) 150,000(2)	$3.38 $2.86	1/30/16 7/26/16
Benjamin A. Currier	--	--	--	--
Michael J. Shea	--	100,000(3)	$3.09	5/9/16
Joseph A. Marone, Jr.	20,000 40,000 20,000 30,000 15,000 12,000 25,000	20,000(2)	$3.69 $6.69 $12.88 $10.76 $6.85 $6.18 $5.02 $2.86	2/6/08 12/21/08 12/31/09 1/29/11 10/23/11 7/30/12 3/20/13 7/26/16
Robert W. Jewett	20,000 40,000 24,000 25,000 15,000 12,000 25,000	50,000(2)	$3.69 $6.69 $12.88 $10.76 $6.85 $6.18 $5.02 $2.86	2/6/08 12/21/08 12/31/09 1/29/11 10/23/11 7/30/12 3/20/13 7/26/16
Ronald J. Levesque	5,000 20,000 20,000 7,500 12,000 10,000 15,000 20,000	40,000(2)	$3.69 $6.69 $12.88 $7.13 $6.85 $6.18 $5.47 $5.02 $2.86	2/6/08 12/21/08 12/31/09 9/19/10 10/23/11 7/30/12 1/28/13 3/20/13 7/26/16
Burt R. Wolder	--	100,000(2)	$2.86	7/26/16
Christopher J. Behling	--	75,000(2)	$2.86	7/26/16
John L. Spenser	50,000 25,000 75,000	100,000(2)	$5.84 $5.02 $3.46 $2.86	8/22/12 3/20/13 4/26/15 7/26/16

(1)	This option award is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, January 30, 2006.

(2)	Each of these option awards is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 26, 2006.

(3)	This option award is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, May 9, 2006.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to the amounts received upon the exercise of options during the year ended December 31, 2006, for each of the named executive officers on an aggregated basis.

______________Option Awards______________
Name	Number of Shares Acquired on Exercise ______(#)___ __	Value Realized on Exercise(1) ______($)______
James D. Calver	-	-
Benjamin A. Currier	90,000	$142,591
Michael J. Shea	-	-
Joseph A. Marone, Jr.	64,000	$54,269
Robert W. Jewett	32,000	$33,601
Ronald J. Levesque	-	-
Burt R. Wolder	-	-
Christopher J. Behling	-	-
John L. Spenser	-	-

(1)
The dollar amounts shown in this column were determined by multiplying (i) the number of shares of our common stock underlying the exercised option, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options.

Pension Benefits

The Company has no defined benefit pension plan. The Company terminated its supplemental executive retirement plan in February 2006.

Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with Mr. Calver, as well as employee retention agreements with each of our executive officers, that require us to make payments in the event of a termination of the employment relationship or upon a change in control of the Company.

Termination Provisions of Employment Agreement with Mr. Calver

Under the terms of our employment agreement with Mr. Calver, which provides for a two-year term beginning on January 16, 2006 and ending on January 15, 2008 (but subject to automatic renewal for successive one-year terms unless either party gives not less than 12 months’ advance notice of termination), the compensation due Mr. Calver in the event of a termination of his employment with us varies depending on the nature of the termination.

Termination for Cause, or Upon Death or Disability. In the event Mr. Calver’s employment is terminated for “cause,” or as a result of his death or “disability” (i.e., an inability to perform his duties for an aggregate period of 12 weeks in any calendar year resulting from any physical or mental disability, with such determination being made by a physician satisfactory to both parties), the Company’s sole obligation is to pay him any compensation otherwise payable, plus reimbursement of expenses incurred, up to the last day of employment. In addition, any vested stock options held by Mr. Calver on his last day of employment are to remain exercisable for the term of the options.

“Cause” is defined as (i) any conduct by Mr. Calver involving dishonesty, fraud, forgery or theft involving the Company or Mr. Calver’s employment with the Company; (ii) continued violation of a material policy of the Company for a period of thirty (30) days after receipt of a written notice specifying the nature of such violation from the

Company; (iii) Mr. Calver’s being under the influence or in the unlawful possession of alcohol or drugs while on duty, while on Company property, while on the property of a customer, while operating a Company-owned, leased or rented vehicle, or while pursuing Company business in his privately-owned vehicle; (iv) his conviction of a crime involving dishonesty or moral turpitude; (v) his material failure to perform his duties for a period of thirty (30) days after having received a written notice specifying such failure from the Company; (vi) gross misconduct by Mr. Calver in connection with performance of his duties for a period of thirty (30) days after having received a written notice specifying the nature of such misconduct from the Company; or (vii) his continued material breach of any of his obligations under the agreement for a period of thirty (30) days after having received from the Company a written notice specifying the nature of such material breach.

Termination Without “Cause.” If the Company terminates Mr. Calver’s employment without cause at any time after January 15, 2007, the Company is obligated to continue to (i) pay Mr. Calver’s base salary and any incentive compensation to which he would otherwise be entitled, and (ii) provide all benefits in which Mr. Calver was enrolled immediately prior to the notice of termination (except as precluded by the terms of the applicable agreement or plan) for the one-year period from the date of giving notice of such termination.

Mr. Calver’s employment agreement specifies that the terms of the agreement will cease to have effect upon the occurrence of a “Change in Control” (as defined in his employee retention agreement). This provision has the effect of making the terms of his employee retention agreement supersede the terms of his employment agreement in the event of a Change in Control.

Under Mr. Calver’s employment agreement, Mr. Calver agrees to keep confidential the Company’s confidential and proprietary information, including, but not limited to, client and customer lists, revenue and profit information, and business procedures, and agrees not to disclose any confidential information to any third parties, or make use of such confidential information for his own benefit. He also agrees that, during his term of employment under the agreement and for a period of one (1) year following the termination of his employment with the Company, he will not directly or indirectly compete with the Company or its subsidiaries in the business of providing services to the insurance industry or any other services provided by the Company or its subsidiaries during the term of his employment. The geographic scope of the non-compete provision encompasses the United States and the United Kingdom.

Employee Retention Agreements

Each of the employee retention agreements with our named executive officers provide that, for the one-year period (or two-year period, in the case of Mr. Jewett) following a Change in Control (referred to as the “Employment Period”), the employee shall be:

•	paid a base salary at least equal to the highest monthly base salary paid to the employee during the 12-month period immediately preceding the month in which the Change of Control occurred;

•
paid an annual bonus in cash at least equal to the greater of (A) any guaranteed bonus under any contractual arrangement with the employee, or (B) the highest bonus which the employee received during the three years preceding the Change in Control;

•
entitled to participate in the Company-provided SERP (supplemental executive retirement plan) benefit (which the Company terminated as of February 2006), as well all other incentive, savings and retirement plans, practices, policies and programs applicable to the employee;

•
eligible to participate in and receive all benefits under welfare benefit plans (e.g., medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) at least as favorable as the most favorable plans in effect during the 90-day period immediately preceding the Change in Control;

•	entitled to prompt reimbursement of all reasonable expenses incurred by the employee;
•	entitled to fringe benefits and perquisites in accordance with the most favorable plans of the Company in effect at any time during the 90-day period immediately preceding the Change in Control;

•	entitled to an office and support staff; and

•	entitled to paid vacation.

Under the employee retention agreements, a “Change in Control” shall occur or be deemed to have occurred if any of the following events occur:

•
any person, or group of affiliated persons, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than as a result of acquisitions of such securities from the Company);

•
individuals who, as of the date of the applicable employee retention agreement, constitute the Board (referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided that any person becoming a director subsequent to the date of the agreement whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board);

•
the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity in the transaction, or (B) a merger or consolidation effected to implement a re-capitalization of the Company or similar transaction in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

•	the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Under the terms of the employee retention agreements, each of the individuals who is a party to such an agreement is entitled to certain benefits if his employment is terminated within the Employment Period, with the benefits varying depending upon the nature of the termination.

Termination for Cause. If the employee’s employment is terminated by the Company during the Employment Period for “cause,” the Company’s sole obligation is to pay the employee’s base salary through the date of termination, plus the amount of any accrued vacation pay and any compensation previously deferred by the employee (together with accrued interest on such deferred compensation).

“Cause” is defined as the employee’s (A) willful and continued failure to substantially perform his duties with the Company (other than as a result of the employee’s incapacity due to physical or mental illness), provided that a written demand for substantial performance has been delivered to the employee and the employee has not cured the failure within 30 days, (B) willful engaging in conduct which is demonstrably and materially injurious to the Company, or (C) willful violation of any material provision of any confidentiality, nondisclosure, non-competition or similar agreement.

Termination by Reason of Death or Disability. If the employee’s employment is terminated by the Company during the Employment Period by reason of the employee’s death or disability, the Company’s obligation is to pay to the employee or the employee’s legal representatives:

•
the employee’s full base salary through the date of termination at the rate in effect on the date of termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the effective date of the Change in Control through the date of the Change in Control (referred to as the “Highest Base Salary”);

•
the product of the annual bonus paid to the employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; and

•	any compensation previously deferred by the employee (together with accrued interest on such deferred compensation) and not yet paid, as well as any accrued vacation pay not yet paid, by the Company.

The above amounts are to be paid in a lump sum, in cash, within 30 days of the date of termination. In addition, the employee’s family is entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of employees under the Company’s plans relating to family death benefits, if any.

Termination Other Than for Cause, Death or Disability. If the employee’s employment is terminated by the Company during the Employment Period other than for cause, death or disability, or if the employee terminates his employment for any reason during the 30-day period immediately after the first nine months of the Employment Period, the Company is obligated to pay to the employee:

•	to the extent unpaid, the employee’s Highest Base Salary through the date of termination;

•
the product of (x) the annual bonus paid or payable to the employee for the last full fiscal year (if any) ending during the Employment Period or, if higher, the annual bonus paid to the employee for the last full fiscal year prior to the occurrence of the Change in Control (referred to as the “Recent Bonus”), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365;

•	two times the sum of the employee’s Highest Base Salary and Recent Bonus; and

•	all amounts of compensation previously deferred (with accrued interest on such deferred compensation) and not yet paid, and any accrued vacation pay not yet paid, by the Company.

The above amounts are to be paid in a lump sum, in cash, within 30 days of the date of termination. In addition, the employee is entitled to receive, for the remainder of the Employment Period or such longer period as any Company plan may provide, continued benefits for the employee and his family at least equal to those which would have been provided if the employee’s employment had not been terminated.

In the event that any payment or distribution by the Company to or for the benefit of the employee would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee shall be entitled to receive an additional payment (referred to as a “Gross-Up Payment”) in an amount such that after payment by the employee of all taxes, including any excise tax, interest and penalties imposed upon the Gross-Up Payment, the employee retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments or distribution by the Company to or for the benefit of the employee.

Each of the employee retention agreements provides that if, prior to the occurrence of a Change in Control, either (i) the employee’s employment terminates, or (ii) the employee ceases to be an officer of the Company, the employee shall have no further rights under the agreement.

Stock Option Plans

The Company sponsors and maintains three separate stock option plans in which our executive officers are eligible to participate: the 1997 Stock Option Plan, the 1999 Stock Option Plan and the 2002 Stock Option Plan, each of which was approved by our shareholders.

Subject to the terms of any option agreement with respect to an award under any of the plans, all outstanding options granted under any of the plans are to fully vest and become exercisable immediately prior to or concurrent with an actual or threatened change in control of the Company. A “change in control of the Company” is defined as a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A under the Exchange Act, including:

•
if any person, or group of affiliated persons, is or becomes, the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

•
if, during any period of 24 consecutive months during the term of an option or SAR, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s shareholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least 2/3rds of the directors then in office who were directors at the beginning of the period;

•	upon the first purchase of the Company’s common stock in accordance with a tender or exchange offer (other than such an offer made by the Company); or

•	upon a complete liquidation or dissolution by the Company.

A “threatened change in control of the Company” is defined as any set of circumstances which in the opinion of the Board poses a real, substantial and immediate possibility of leading to a change in control of the Company.

Calculation of Benefits

The following table includes an estimate of the potential payments we would be required to make upon the termination of our named executive officers in each of the circumstances described above. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 29, 2006 and the closing price of our common stock on that is $3.31.

•	For purposes of the employee retention agreements and the three stock option plans in which our executive officers are eligible to participate, a Change in Control occurs on December 29, 2006.

•
The Highest Base Salary at the time of termination is equal to the current base salary for each executive officer other than Ronald J. Levesque, whose salary was increased from $154,000 to $180,000 as of February 5, 2007.

•
The Recent Bonus at the time of termination is equal to the guaranteed bonus amount paid to Messrs. Calver, Shea, Wolder and Behling under the terms of the employment agreement (in the case of Mr. Calver) and offer letters (in the case of Messrs. Shea, Wolder and Behling) entered into in 2006. The amount of the Recent Bonus for Mr. Marone is $20,000. For all other named executive officers, the Recent Bonus amount is assumed to be $0.

•
There is no accrued and unpaid base salary, annual bonus or vacation pay payable to the applicable named executive officer, nor are there any expenses incurred by the applicable named executive officer that have not been reimbursed, at the time of termination.

•
In the case of a termination resulting from death, disability or Change in Control, all outstanding stock options held by the applicable named executive officer that were not then fully vested and exercisable become fully vested and exercisable, in accordance with the terms of the applicable stock option plan under which they were issued, and those options that are in-the-money are exercised in full.

•
Payments or distributions by the Company to any of the named executive officers will not result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code and, accordingly, no Gross-Up Payment will be required to be made.

Name	Type of Benefit	Termination for Cause	Termination by Reason of Death or Disability	Termination without Cause/Voluntary Termination by Executive Officer
James D. Calver	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- $400,000 -- -- -- $400,000	$800,000 $800,000 -- $13,304 $67,500 $1,680,804
Michael J. Shea	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- $112,500 -- -- -- $112,500	$500,000 $300,000 -- $13,304 $22,000 $835,304
Joseph A. Marone, Jr.	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- -- -- -- -- --	$300,000 $40,000 -- $13,304 $9,000 $362,304
Robert W. Jewett	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- -- -- -- -- --	$430,000 -- -- $26,608 $22,500 $479,108
Ronald J. Levesque	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- -- -- -- -- --	$308,000 -- -- $13,304 $18,000 $339,304
Burt R. Wolder	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- $67,500 -- -- -- $67.500	$450,000 $180,000 -- $13,304 $45,000 $688,304
Christopher J. Behling	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- $75,000 -- -- -- $75,000	$450,000 $150,000 -- $13,304 $33,750 $647,054
John L. Spenser	Salary Bonus Accrued Vacation Pay Benefits Continuation(1) Exercise of Stock Options(2) Total	-- -- -- -- -- --	-- -- -- -- -- --	-- -- -- -- -- --

1)
Represents the incremental cost to the Company of continuing to provide healthcare benefits for the one-year Employment Period (or two-year Employment Period, in Mr. Jewett’s case), as stipulated in the employee retention agreements.

(2)
Represents the value realized by the named executive officer upon exercise of outstanding options which (i) but for the Change in Control, would not have vested as of December 31, 2006, and (ii) were in-the-money as of December 31, 2006. The amounts shown in the table were determined by multiplying (i) the number of shares of our common stock underlying the in-the-money options, by (ii) the difference between the per-share closing price of our common stock on December 29,2006 and the exercise price of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee as of the 2006 fiscal year end were Dr. Elaine L. Rigolosi, Benjamin A. Currier and Kenneth R. Rossano. None of the members of the committee during fiscal 2006 is or was an officer or employee of the Company or any of its subsidiaries, other than Benjamin A. Currier, who served as interim Chief Executive Officer from August 2005 until January 15, 2006. He ceased to be a member of the Compensation Committee concurrent with his appointment as interim Chief Executive Officer. During 2006, no executive officer of the Company served as a director or member of the compensation committee of any other entity which had an executive officer serving as a member of our Board or Compensation Committee of our Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. G. Earle Wight and Kenneth R. Rossano, directors of the Company, are brothers-in-law. Mr. G. Earle Wight has announced his intention to retire from the Board of Directors at the Annual Meeting of Shareholders in 2007 and is not standing for re-election.

In February 2007, the Board adopted a policy statement regarding transactions with related persons. The policy statement specifies the procedures to be followed by the Governance and Nominating Committee of the Board in considering, and determining whether to approve or ratify, a transaction with a related person. For purposes of the policy statement, a “related person” is defined to mean:

•
any person who is or was (since the beginning of the Company’s most recently completed fiscal year) a director, nominee for director or executive officer of the Company or any subsidiary of the Company;

•	any person (including an entity or group) who is the beneficial owner of more than 5% of any class of the Company’s voting securities;

•
any individual who is an immediate family member of any such person (i.e., such person’s spouse, either parent, a step-parent, a child or stepchild, sibling, mother or father-in-law, brother or sister-in-law, son or daughter-in-law, or any person sharing the household of such person); or

•
any firm, corporation or other entity in which any such person serves as an executive officer or general partner or, together with any other persons described above, owns 10% or more of the equity interests of that firm, corporation or other entity.

The policy statement stipulates that each member of the Board and management is to provide the Governance and Nominating Committee of the Board with any and all information pertaining to any proposed or existing related person transaction promptly after becoming aware of such transaction. Upon being advised of the transaction, the Governance and Nominating Committee will consider, among other things:

•	the nature of the interest the related person has in the transaction;

•	the materiality of the interest the related person has or may have in the transaction;

•	the approximate dollar amount of the transaction;

•	whether the transaction is fair to the Company;

•	whether the transaction is on terms no less favorable than those generally available to unaffiliated third parties under the same or similar circumstances;

•	the significance of the transaction to investors in light of all the circumstances; and

•	whether the transaction would present a conflict of interest for a director or executive officer, as set forth in the Company’s Code of Conduct and Ethics, or violate any other provision of such code.

If the Governance and Nominating Committee determines to approve or ratify the transaction, the committee is to provide the Board with a report consisting of the facts relating to the transaction considered by the committee, the material terms and business purpose of the transaction, the benefits to the Company and to the related person, and whether the transaction requires a waiver of the Company’s Code of Conduct and Ethics. The report shall also indicate the basis for the committee’s approval or ratification of the transaction.

Other than the consulting arrangement with Paul Kolacki, one of our Board members, there were no “related person” transactions arising or existing during 2006 requiring disclosure under applicable AMEX listing standards, SEC rules and regulations or the Company’s policy and procedures. The Company has, however, entered into indemnity agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurance regarding the scope of the indemnification set forth in the Company’s charter and bylaws and to provide additional procedural protections.

ADJOURNMENT OF THE ANNUAL MEETING

In the event there is an insufficient number of shares of our common stock present in person or by proxy at the annual meeting to constitute a quorum, the Board will request approval to adjourn the annual meeting to a later date. The place and date to which the annual meeting would be adjourned would be announced at the annual meeting.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2008 must be received at the Company’s executive offices not later than December 27, 2007. Proponents should submit their proposals to Robert William Jewett, Secretary, by certified mail—return receipt requested.

A shareholder who wishes to put forth a proposal at the 2008 annual meeting of shareholders without including the proposal in the Company’s proxy statement must notify the Company of such proposal by March 11, 2008. If a shareholder fails to give notice by this date, the proxy solicited by the Company for use in connection with the 2008 annual meeting will confer discretionary authority on the persons named as proxies to vote in their discretion on such proposal without any discussion in the proxy statement of either the proposal or how the proxies intend to exercise their voting discretion.

OTHER MATTERS

Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The Board is not aware of any other matters that are likely to be brought before the annual meeting. If other matters are properly brought before the meeting, including a proposal to adjourn the annual meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the annual meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board

Robert William Jewett
Secretary
April 25, 2007

Appendix A

HOOPER HOLMES, INC.
2007 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Section 1. Introduction

1.1 The Plan; Effective Date; Duration. This Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan (the “Plan”) shall become effective upon its approval by the shareholders of the Company (“Effective Date”). The Plan shall continue in effect for a period of ten (10) years from the Effective Date or until the earlier termination of the Plan. For purposes of the Plan, a “Non-Employee Director” shall mean any director of the Company (as hereinafter defined) who is not an employee of the Company (as hereinafter defined) or any of its affiliates or subsidiaries.

1.2 Purpose. The purpose of the Plan is to provide each non-employee member (“Non-Employee Director”) of the Board of Directors (the “Board”) of Hooper Holmes, Inc, a New York corporation (the “Company”) with awards of shares of common stock, par value $.04 per share or other successor security (Stock”) of the Company, subject to the restrictions and other provisions of the Plan (“Restricted Stock”). It is intended that the Plan will (a) permit Non-Employee Directors to increase their stock ownership and proprietary interest in the Company and enhance their identification with the interests of the Company’s shareholders (“Shareholders”), (b) provide a means of compensating Non-Employee Directors that will help attract qualified candidates to serve as Non-Employee Directors, and (c) induce incumbent Non-Employee Directors to continue to serve if the Board and Shareholders desire that they remain on the Board.

1.3 Shares of Stock Available Under the Plan.

(a) Subject to any adjustments made pursuant to Section 1.3(c), the aggregate number of shares of Stock that may be issued under the Plan shall be 600,000. No fractional shares of Stock will be issued under the Plan.

(b) Shares of Stock awarded under the Plan may be (i) authorized but unissued shares of Stock, (ii) previously issued shares of Stock reacquired by the Company, including shares purchased in the open market, or (iii) a combination thereof.

(c) Adjustment shall be made in the number of shares of Stock available under the Plan and covered by the Plan awards in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Company.

Section 2. Restricted Stock Awards

2.1 Award Dates.

(a) On June 1, 2007 and on June 1 of each year thereafter until the termination of this Plan, each Non-Employee Director other than the Chair of the Board shall automatically be granted 5,000 shares of Restricted Stock and the Non-Executive Chair of the Board (or Lead Director if there is no Non-Executive Chair of the Board) shall automatically be granted 10,000 shares of Restricted Stock.

(b) A Non-Employee Director who is first elected to the Board on a date following the Effective Date shall be awarded such number of shares of Restricted Stock as of such date of election as determined by the Board, after consideration of the recommendation of the Compensation Committee (the “Committee”) of the Board.

2.2 Issuance of Stock. Subject to Section 2.7(b) of the Plan, as promptly as practical after the date as of which an award is made, the Company shall issue a certificate (“Certificate”), registered in the name of the Non-Employee Director receiving an award representing the number of shares of Restricted Stock covered by the Non-Employee Director’s award.

2.3 Rights of Holders of Restricted Stock. Upon issuance of a Certificate, the Non-Employee Director in whose name the Certificate is registered shall, subject to the provisions of the Plan including Section 2.7(b), have all the rights of a Shareholder with respect to the shares of Restricted Stock represented by the Certificate, including the right to vote the shares and receive cash dividends and other distributions thereon.

2.4 Restricted Period. Restricted Stock shall be subject to the restrictions set forth in Section 2.7 of the Plan and the other provisions of the Plan for a period (the “Restricted Period”) commencing on the date as of which the Restricted Stock is awarded (the “Award Date”) and, as to any Non-Employee Director, ending on the date of the termination of such Non-Employee Director’s service on the Board for any reason (other than removal of such Non-Employee Director from the Board as set forth in Section 2.5 below in which case the Restricted Stock would be forfeited) provided that, if at the time a Non-Employee Director ceases to be a member of the Board, such Non-Employee Director has not served on the Board for at least 4 years, then the Restricted Period shall continue as to such Non-Employee Director until the 4th anniversary of the date such Non-Employee Director first became a member of the Board.

2.5 Forfeiture. If a Non-Employee Director ceases to be a member of the Board during the Restricted Period because such director is removed from the Board for cause by action of the Shareholders or by the Board, such Non-Employee Director shall forfeit to the Company all shares of Restricted Stock awarded to him.

2.6 Release of Restricted Stock. Upon completion of the Restricted Period, as provided in Section 2.4, unless previously forfeited, Restricted Stock shall be released to the Non-Employee Director, free and clear of all restrictions and other provisions of the Plan, on the first business day immediately following the last day of the Restricted Period with respect to such Restricted Stock.

2.7 Restrictions. restricted Stock shall be subject to the following restrictions during the Restricted Period:

(a) The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive Restricted Stock nor any interest under the Plan may be assigned by a Non-Employee Director, and any attempted assignment shall be void, except for transfers to family members, trusts, or for customary estate planning purposes, provided such transferees agree to this restriction on transfer and to the other terms of this Plan.

(b) A Certificate evidencing the Restricted Stock shall be issued by the Company in the Non-Employee Director’s name pursuant to which the Non-Employee Director shall have voting rights and shall be entitled to receive all dividends; provided, however, that if any dividend is declared and paid by the Company in any form other than cash, such non-cash dividend shall be subject to the same restrictions as those imposed on the Restricted Stock and reflected in this Plan. The Company shall cause the Certificate to be delivered upon issuance to the Non-Employee Director (with an appropriate legend restricting transfer in accordance with the restrictions set forth in this Plan).

Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of the American Stock Exchange, including but not limited to obtaining the approval of the Shareholders of the Company, and/or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

(c) The issuance of any Restricted Stock award shall be subject to and contingent upon (i) completion of any registration or qualification of the Stock under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable; and (ii) the execution by the Non-Employee Director and delivery to the Company of any agreement reasonably required by the Company.

2.8 Tax Withholding. The Company will have the right to withhold from any settlement of Stock under the Plan any federal, state or local taxes of any kind required by law to be withheld or paid by the Company on behalf of a Non-Employee Director with respect to such settlement. In the event any such taxes are imposed, the subject Non-Employee Director will be required to make arrangements satisfactory to the Company for the satisfaction of any such withholding tax obligation. The Company will not be required to deliver Stock under the Plan until any such obligation is satisfied.

Section 3. General Provisions

3.1 Administration. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to (a) determine the eligibility for awards of Restricted Stock or the number of shares of Restricted Stock to be awarded or the timing or value of awards of Restricted Stock to be awarded any Non-Employee Director except as provided in Section 2.1(b), or (b) take any action specifically delegated to the Board under the Plan. The Committee’s interpretations and actions shall, except as otherwise determined by the Board, be final, conclusive and binding upon all persons for all purposes. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.2 No Retention Rights. Neither the establishment of the Plan or the awarding of Restricted Stock to a Non-Employee Director shall be considered to give the Non-Employee Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Plan.

3.3 Transfer Restrictions. Shares acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under said Act. All Certificates evidencing shares of Restricted Stock issued pursuant to the Plan shall bear an appropriate legend evidencing any such transfer restriction. The Company may require each person receiving shares under the Plan to represent in writing that such person is acquiring the shares for his or her own account for investment purposes and without a view to the distribution thereof.

3.4 Interests Not Transferable. Except as to withholding of any tax required under the laws of the United States or any state or locality, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, attach or otherwise encumber any such benefits whether currently or thereafter payable, shall be void. No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person’s benefits under the Plan, or if by reason of such person’s bankruptcy or any other event, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person’s spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

3.5 Amendment and Termination.

(a) The Board may at any time amend or terminate the Plan; provided that:

(i) No amendment or termination shall, without the written consent of a Non-Employee Director, adversely affect the Non-Employee Director’s rights under outstanding awards of Restricted Stock; and

(ii) Shareholder approval of any amendment shall be required if Shareholder approval is required under applicable law or the requirements of the American Stock Exchange.

(b) Subject to Section 3.5(a) of the Plan, the Plan shall terminate ten years after it becomes effective, and no shares of Restricted Stock may be granted under the Plan thereafter, but such termination shall not affect any shares of Restricted Stock granted prior to that date.

3.6 Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part hereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part thereof to the fullest extent possible while remaining lawful and valid.

3.7 Controlling Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereunder.

3.8 Shareholder Approval. The Plan will be submitted for approval by Shareholders at the Company’s 2007 Annual Meeting of Shareholders and, if not so approved, will be deemed null and void following the meeting and no shares shall be granted hereunder.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
HOOPER HOLMES, INC.

ANNUAL MEETING OF SHAREHOLDERS
MAY 30, 2007

The undersigned hereby constitutes and appoints James D. Calver and Robert William Jewett and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of Hooper Holmes, Inc. standing in the name of the undersigned at the close of business on April 13, 2007, at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 170 Mt. Airy Road, Basking Ridge, NJ 07920 at 11:00 a.m. EDT, and all adjournments thereof, with all powers that the undersigned would possess if personally present.

	For	With-hold
1. The election of directors: **Roy H. Bubbs**	☐	☐
James D. Calver	☐	☐
Kenneth R. Rossano	☐	☐

	For	Against	Abstain
2. Approval of Independent Auditors.	☐	☐	☐
3. Approval of the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND EACH OF PROPOSALS NO. 2 AND 3.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, and FOR proposals 2 and 3.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above — Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HOOPER HOLMES, INC.

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SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.